                                                               EXHIBIT (a)(1)(i)

                               OFFER TO PURCHASE

                       MORGAN STANLEY PRIME INCOME TRUST

                     OFFER TO PURCHASE FOR CASH 50,000,000
                           OUTSTANDING COMMON SHARES
                               SUMMARY TERM SHEET

    THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION IN THIS OFFER TO PURCHASE. TO UNDERSTAND THE OFFER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE OFFER, YOU SHOULD READ CAREFULLY THIS ENTIRE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS IN THIS SUMMARY.

WHAT SECURITIES IS MORGAN STANLEY PRIME INCOME TRUST OFFERING TO PURCHASE? (PAGE
6)

    The Trust is offering to purchase up to 50,000,000 of its common shares. If more than 50,000,000 shares are surrendered in response to this offer, i.e., "tendered," the Trust expects to either extend the offer period and increase the number of shares it is offering to purchase OR purchase the shares tendered on a pro rata basis. The offer is not conditioned upon the tender of any minimum number of shares.

HOW MUCH AND IN WHAT FORM WILL THE TRUST PAY ME FOR MY SHARES? (PAGE 6)

    The Trust will pay cash for your shares tendered in proper form. The purchase price will equal the net asset value (NAV) per share, determined as of 4:00 p.m., New York City time, on the date the offer expires (currently, June 21, 2002). As of May 10, 2002, the Trust's NAV was $8.55 per common share. Of course, the NAV can change every business day.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS? (PAGE 8)

    You will be charged an early withdrawal fee on tendered shares purchased by the Trust, if you held those shares for four years or less. The maximum fee is 3% of the value of the tendered shares, scaled down for each year you held your shares, reaching zero after four years. The charge is not imposed on shares acquired through reinvestment of dividends nor on the value of your shares attributable to appreciation.

DOES THE TRUST HAVE THE FINANCIAL RESOURCES TO PAY ME FOR MY SHARES? (PAGE 12)

    Assuming the Trust purchases 50,000,000 common shares at the May 10, 2002 NAV of $8.55 per share, the Trust's total cost, not including fees and expenses incurred in connection with the offer, will be approximately $427,500,000. The Trust believes that it will not need to borrow money to finance the purchase of tendered shares, although the Trust has the authority to do so, if necessary.

WHEN DOES THE OFFER EXPIRE? CAN THE TRUST EXTEND THE OFFER, AND IF SO, HOW WILL I BE NOTIFIED? (PAGES 6 AND 13)

    - The offer expires Friday, June 21, 2002, at 12:00 midnight, New York City time, unless the Trust extends the offer.

    - The Trust may extend the offer period at any time.

    - If the offer period is extended, the Trust will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date.

HOW DO I TENDER MY SHARES? (PAGE 6)

    If you decide to tender your shares:

    - You may contact your Morgan Stanley Financial Advisor and request that your shares be tendered to Morgan Stanley Trust (the Depositary, i.e., acts as agent for the Trust).

    - If you do not have a Morgan Stanley Financial Advisor or you hold certificates of Trust shares, you must:

        a) complete and sign in proper form the Letter of Transmittal accompanying this Offer to Purchase; and

        b) send the Letter of Transmittal, any certificates of shares and any other required documents to the Depositary (whose address is on the cover page) before the expiration date.

UNTIL WHAT TIME CAN I WITHDRAW TENDERED SHARES? (PAGE 9)

    You may withdraw your tendered shares at any time before the expiration date. In addition, if the Trust has not yet accepted your tendered shares for payment, you may withdraw your offer after July 18, 2002.

HOW DO I WITHDRAW TENDERED SHARES? (PAGE 9)

    - contact your Morgan Stanley Financial Advisor; or

    - submit proper written notice to the Depositary.

WILL THERE BE ANY TAX CONSEQUENCES TO TENDERING MY SHARES? (PAGE 13)

    If your tendered shares are accepted, it will be a taxable transaction either in the form of a "sale or exchange" or under certain circumstances, as a "dividend."

    Please consult your tax advisor as to the tax consequences of tendering your shares.

WHAT IS THE PURPOSE OF THE OFFER? (PAGE 10)

    The offer seeks to provide liquidity for Trust shareholders. The Trust's Board of Trustees presently intends to consider making similar offers each quarter. However, the Trust cannot assure you that you will be provided sufficient liquidity or that the Trust will make a similar tender offer in the future.

    Please bear in mind that neither the Trust nor its Board has made any recommendation as to whether or not you should tender your shares.

WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER? (PAGE 10)

    The Trust may terminate the offer, amend its terms, and/or reject shares tendered for payment or postpone payment, under any one of the following circumstances which, in the Trust's view, make it inadvisable to proceed with the offer, purchase or payment:

    - a secondary market for Trust shares develops.

    - the Trust believes it has insufficient liquidity to accommodate the offer.

    - the Trust believes the offer could impair compliance with SEC or IRS requirements.

    - trading generally on the New York Stock Exchange is suspended or limited.

    - there is in the Trust's judgment any material legal action threatened, pending or taken, challenging the offer or otherwise materially adversely affecting the Trust.

    - certain other circumstances where the Trust believes that it or its shareholders may be adversely affected if shares were purchased pursuant to the offer.

IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT MY SHARES? (PAGE 12)

    If you do not tender you shares, your shares may be subject to increased risk resulting from the Trust reducing its assets to pay for tendered shares. Reduced assets could lead, for example, to increased volatility. The risks are reduced, however, to the extent the Trust sells new shares.

WHO DO I CONTACT IF I HAVE QUESTIONS ABOUT THE TENDER OFFER?

    For additional information or assistance, you may contact your Morgan Stanley Financial Advisor or the Depositary at the toll free number set forth on the cover of this Offer to Purchase.

                       MORGAN STANLEY PRIME INCOME TRUST
                     OFFER TO PURCHASE FOR CASH 50,000,000
                  OF ITS ISSUED AND OUTSTANDING COMMON SHARES
                      AT NET ASSET VALUE PER COMMON SHARE
--------------------------------------------------------------------------------
               THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
                WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME
                ON JUNE 21, 2002, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To the Holders of Common Shares of
MORGAN STANLEY PRIME INCOME TRUST:

    Morgan Stanley Prime Income Trust, a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Trust") under the former name "Allstate Prime Income Trust," is offering to purchase up to 50,000,000 of its common shares of beneficial interest, with par value of $.01 per share ("Common Shares"), for cash at a price (the "Purchase Price") equal to their net asset value ("NAV") computed as of 4:00 P.M. New York City time on June 21, 2002. The offer, proration period and withdrawal rights will expire at 12:00 midnight New York City time on June 21, 2002 (the "Initial Expiration Date"), unless extended (the Initial Expiration Date or the latest date to which the Offer is extended, the "Expiration Date"), upon the terms and conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). An Early Withdrawal Charge (as defined in Section 3) will be imposed on most Common Shares accepted for payment that have been held for four years or less. The Common Shares are not currently traded on an established trading market. The NAV on May 10, 2002 was $8.55 per Common Share. Through the Expiration Date, you can obtain current NAV quotations from Morgan Stanley Investment Advisors Inc. ("Morgan Stanley Investment Advisors") by calling (800) 869-NEWS, Extension 0, between the hours of 8:30 A.M. and 6:00 P.M. New York City time, Monday through Friday, except holidays. See Section 9.

    The Offer is not conditioned upon the tender of any minimum number of Common Shares. If more than 50,000,000 Common Shares are tendered, no Common Shares may be purchased if (a) the Offer is not extended and the number of Common Shares for which tenders are sought is not increased to allow the purchase of such additional Common Shares or (b) the Trust elects not to purchase 50,000,000 of the tendered Common Shares on a pro rata basis. If more than 50,000,000 Common Shares are duly tendered prior to the expiration of the Offer, subject to the condition that there have been no material changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and in the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 50,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

                  THIS OFFER IS BEING MADE TO ALL SHAREHOLDERS
                  OF THE TRUST AND IS NOT CONDITIONED UPON ANY
                MINIMUM NUMBER OF COMMON SHARES BEING TENDERED.

                            THIS OFFER IS SUBJECT TO
                       CERTAIN CONDITIONS. SEE SECTION 6.

                                   IMPORTANT

    If you desire to tender Common Shares, have a brokerage account at Morgan Stanley DW Inc. ("Morgan Stanley DW") and your Common Shares are not evidenced by certificates in your possession you may, if you wish, contact your Morgan Stanley Financial Advisor and request that he or she effect the tender

                                       3
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on your behalf. If you elect to tender Common Shares through your Morgan Stanley
Financial Advisor, you do NOT have to complete the Letter of Transmittal. If you do not have a brokerage account at Morgan Stanley DW or if your Common Shares are evidenced by certificates in your possession or you do not wish to tender Common Shares through your Morgan Stanley Financial Advisor, all or any portion of your Common Shares may be tendered only by completing and signing the Letter of Transmittal and mailing or delivering it along with any Common Share certificate(s) and any other required documents to Morgan Stanley Trust (the "Depositary").

    NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

    NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE TRUST AS TO WHETHER SHAREHOLDERS SHOULD TENDER COMMON SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST.

    Requests for additional copies of this Offer to Purchase and the Letter of Transmittal should be directed to Morgan Stanley Trust at the addresses and telephone number set forth below. Questions and requests for assistance may be directed to Morgan Stanley Investment Advisors Inc. at the telephone number set forth below.

May 22, 2002                               MORGAN STANLEY PRIME INCOME TRUST
Morgan Stanley Investment Advisors Inc.    Depositary:
(800) 869-NEWS                             Morgan Stanley Trust
Extension 0                                By Mail:
                                           Morgan Stanley Trust
                                           P.O. Box 984
                                           Jersey City, NJ 07303
                                           By Hand Delivery or Courier:
                                           Morgan Stanley Trust
                                           Harborside Financial Center,
                                           Plaza Two
                                           Jersey City, NJ 07311
                                           Attn: Morgan Stanley Prime Income Trust
                                           Telephone: (800) 869-NEWS
                                                     Extension 0

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
                               TABLE OF CONTENTS

 SECTION                                                                                 PAGE
 -------                                                                               --------
            1.           Price; Number of Common Shares..............................      6

            2.           Procedure for Tendering Common Shares.......................      6

            3.           Early Withdrawal Charge.....................................      8

            4.           Withdrawal Rights...........................................      9

            5.           Payment for Shares..........................................      9

            6.           Certain Conditions of the Offer.............................     10

            7.           Purpose of the Offer........................................     10

            8.           Plans or Proposals of the Trust.............................     11

            9.           Price Range of Common Shares; Dividends.....................     11

           10.           Interest of Trustees and Executive Officers; Transactions
                          and Arrangements Concerning the Common Shares..............     11

           11.           Certain Effects of the Offer................................     12

           12.           Source and Amount of Funds..................................     12

           13.           Certain Information about the Trust.........................     12

           14.           Additional Information......................................     13

           15.           Certain Federal Income Tax Consequences.....................     13

           16.           Extension of Tender Period; Termination; Amendments.........     13

           17.           Miscellaneous...............................................     14

           18.           Financial Statements--March 31, 2002 (unaudited)............     15

           19.           Financial Statements--September 30, 2001....................     38

           20.           Financial Statements--September 30, 2000....................     62

    1. PRICE; NUMBER OF COMMON SHARES. The Trust will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) 50,000,000 or such lesser number of its issued and outstanding Common Shares which are properly tendered (and not withdrawn in accordance with Section 4) prior to 12:00, midnight, New York City time, on June 21, 2002 (such time and date being hereinafter called the "Initial Expiration Date"). The Trust reserves the right to extend the Offer. See Section 16. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The purchase price of the Common Shares will be their NAV computed as of 4:00 P.M. New York City time on the Expiration Date. The NAV on May 10, 2002 was $8.55 per Common Share. You can obtain current NAV quotations from Morgan Stanley Investment Advisors Inc. ("Morgan Stanley Investment Advisors") by calling (800) 869-NEWS extension 0 during normal business hours. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid on Common Shares tendered pursuant to the Offer. See Section 9. The Trust will not pay interest on the purchase price under any circumstances. AN EARLY WITHDRAWAL CHARGE WILL BE IMPOSED ON MOST COMMON SHARES ACCEPTED FOR PAYMENT THAT HAVE BEEN HELD FOR FOUR YEARS OR LESS. SEE SECTION 3.

    The Offer is being made to all shareholders of the Trust and is not conditioned upon any minimum number of Common Shares being tendered. If the number of Common Shares properly tendered prior to the Expiration Date and not withdrawn is less than or equal to 50,000,000 Common Shares (or such greater number of Common Shares as the Trust may elect to purchase pursuant to the Offer), the Trust will, upon the terms and subject to the conditions of the Offer, purchase at NAV all Common Shares so tendered. If more than 50,000,000 Common Shares are duly tendered prior to the expiration of the Offer and not withdrawn, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 50,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

    On May 10, 2002, there were approximately 217,366,102 Common Shares issued and outstanding and there were approximately 72,689 holders of record of Common Shares. The Trust has been advised that no trustees, officers or affiliates of the Trust intend to tender any Common Shares pursuant to the Offer.

    The Trust reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Section 16. There can be no assurance, however, that the Trust will exercise its right to extend the Offer. If the Trust decides, in its sole discretion, to increase (except for any increase not in excess of 2% of the outstanding Common Shares) or decrease the number of Common Shares being sought and, at the time that notice of such increase or decrease is first published, sent or given to holders of Common Shares in the manner specified below, the Offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, the Offer will be extended at least until the end of such ten business day period.

    2.  PROCEDURE FOR TENDERING COMMON SHARES.

    PROPER TENDER OF COMMON SHARES. If you have a brokerage account at Morgan Stanley DW and your Common Shares are not evidenced by certificates in your possession, you may contact your Morgan Stanley Financial Advisor and request that he or she tender your Common Shares to the Depositary on your behalf. If you choose to have your Morgan Stanley Financial Advisor tender your Common Shares, you do not have to submit any documents to the Depositary. If you do not wish to have your Morgan Stanley Financial Advisor tender your Common Shares or you do not have a brokerage account at Morgan Stanley DW or you have certificates for Common Shares in your possession, for Common Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, any certificates for such Common Shares, and any other documents required by the Letter of Transmittal, must be received on or before the Expiration Date by the Depositary at its address set forth on page 2 of this Offer to Purchase. If you wish to tender your shares on the Expiration Date following the close of business you may do so by calling (201) 938-6499.

    It is a violation of Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 14e-4 promulgated thereunder, for a person to tender Common Shares for such person's own account unless the person so tendering (a) owns such Common Shares or (b) owns other securities convertible into or exchangeable for such Common Shares or owns an option, warrant or right to purchase such Common Shares and intends to acquire Common Shares for tender by conversion, exchange or exercise of such option, warrant or right.

    Section 10(b) and Rule 10b-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

    The acceptance of Common Shares by the Trust for payment will constitute a binding agreement between the tendering shareholder and the Trust upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) such shareholder owns the Common Shares being tendered within the meaning of Rule 10b-4 promulgated under the Exchange Act and (ii) the tender of such Common Shares complies with Rule 10b-4.

    SIGNATURE GUARANTEES AND METHOD OF DELIVERY. (Only applicable if you are a shareholder not tendering Common Shares through your Morgan Stanley Financial Advisor). Signatures on the Letter of Transmittal are not required to be guaranteed unless (1) the Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered therewith, or (2) payment for tendered Common Shares is to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. In those instances, all signatures on the Letter of Transmittal must be guaranteed by an eligible guarantor acceptable to the Depositary (an "Eligible Guarantor") (shareholders should contact the Depositary for a determination as to whether a particular institution is such an Eligible Guarantor). If Common Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal or if payment is to be made to, unpurchased Common Shares are to be registered in the name of, or any certificates for unpurchased Common Shares are to be returned to any person other than the registered owner, then the Letter of Transmittal and, if applicable, the tendered Common Share certificates must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name or names appear on the registration of the Common Shares with the signatures on the certificates or authorizations guaranteed by an Eligible Guarantor. See Instructions 1 and 5 of the Letter of Transmittal.

    Payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made (i) if you have tendered Common Shares directly to the Depositary, only after receipt by the Depositary on or before the Expiration Date of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal or (ii) if you have requested Morgan Stanley DW to tender Common Shares on your behalf, only after receipt by the Depositary on or before the Expiration Date of a notice from Morgan Stanley DW containing your name and the number of Common Shares tendered. If your Common Shares are evidenced by certificates, those certificates must be received by the Depositary on or prior to the Expiration Date.

    The method of delivery of any documents, including certificates for Common Shares, is at the election and risk of the party tendering Common Shares. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

    DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Trust, in its sole discretion, whose determination shall be final and binding. The Trust reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Shares or any particular shareholder, and the Trust's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such times as the Trust shall determine. Tendered Common Shares will not be accepted for payment unless the defects or irregularities have been cured within such time or waived. Neither the Trust, Morgan Stanley DW, the Depositary nor any other person shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

    FEDERAL INCOME TAX WITHHOLDING. To prevent backup federal income tax withholding equal to 31% of the gross payments made pursuant to the Offer, each shareholder who has not previously submitted a Substitute Form W-9 to the Trust or does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal. Foreign shareholders who are individuals and who have not previously submitted a Form W-8 to the Trust must do so in order to avoid backup withholding.

    The Depositary will withhold 30% of the gross payments payable to a foreign shareholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding does not exempt a foreign shareholder from the 30% withholding). For this purpose, a foreign shareholder, in general, is a shareholder that is not
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income. The Depositary will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 or is otherwise able to establish that no tax or a reduced amount of tax was due.

    For a discussion of certain other federal income tax consequences to tendering shareholders, see Section 15.

    3. EARLY WITHDRAWAL CHARGE. The Depositary will impose an early withdrawal charge (the "Early Withdrawal Charge") on most Common Shares accepted for payment which have been held for four years or less. The Early Withdrawal Charge will be imposed on a number of Common Shares accepted for payment from a record holder of Common Shares the value of which exceeds the aggregate value at the time the tendered Common Shares are accepted for payment of (a) all Common Shares owned by such holder that were purchased more than four years prior to such acceptance, (b) all Common Shares owned by such holder that were acquired through reinvestment of dividends and distributions, and (c) the increase, if any, of value of all other Common Shares owned by such holder (namely, those purchased within the four years preceding acceptance for payment) over the purchase price of such Common Shares. The Early Withdrawal Charge will be paid to Morgan Stanley Investment Advisors on behalf of the holder of the Common Shares. In determining whether an Early Withdrawal Charge is payable, Common Shares accepted for payment pursuant to the Offer shall be deemed to be those Common Shares purchased earliest by the shareholder. Any Early Withdrawal Charge which is required to be imposed will be made in accordance with the following schedule.

                                                                EARLY
                     YEAR OF REPURCHASE                       WITHDRAWAL
                       AFTER PURCHASE                           CHARGE
                     ------------------                       ----------
First.......................................................     3.0%
Second......................................................     2.5%
Third.......................................................     2.0%
Fourth......................................................     1.0%
Fifth and following.........................................     0.0%

    The following example will illustrate the operation of the Early Withdrawal Charge. Assume that an investor purchases $1000 worth of the Trust's Common Shares for cash and that 21 months later the value of the account has grown through the reinvestment of dividends and capital appreciation to $1,200. The investor then may submit for repurchase pursuant to a tender offer up to $200 worth of Common Shares without incurring an Early Withdrawal Charge. If the investor should submit for repurchase pursuant to a tender offer $500 worth of Common Shares, an Early Withdrawal Charge would be imposed on $300 worth of the Common Shares submitted. The charge would be imposed at the rate of 2.5% because it is in the second year after the purchase was made and the charge would be $7.50.

    4. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 4, tenders of Common Shares made pursuant to the Offer will be irrevocable. If you desire to withdraw Common Shares tendered on your behalf by Morgan Stanley DW, you may withdraw by contacting your Morgan Stanley Financial Advisor and instructing him or her to withdraw such Common Shares, or by calling (201) 938-6499 on the Expiration Date following the close of business. You may withdraw Common Shares tendered at any time prior to the Expiration Date and, if the Common Shares have not yet been accepted for payment by the Trust, at any time after July 18, 2002.

    To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on page 2 of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Common Shares to be withdrawn, the number of Common Shares to be withdrawn, and, if certificates representing such Common Shares have been delivered or otherwise identified to the Depositary, the name of the registered holder(s) of such Common Shares as set forth in such certificates if different from the name of the person tendering such Common Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, you must also submit the certificate numbers shown on the particular certificates evidencing such Common Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Guarantor.

    All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Trust in its sole discretion, whose determination shall be final and binding. None of the Trust, Morgan Stanley DW, the Depositary or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. Common Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Common Shares may be retendered by following the procedures described in Section 2 prior to the Expiration Date.

    5. PAYMENT FOR SHARES. For purposes of the Offer, the Trust will be deemed to have accepted for payment (and thereby purchased) Common Shares which are tendered and not withdrawn when, as and if it gives oral or written notice to the Depositary of its acceptance of such Common Shares for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, the Trust will, promptly after the Expiration Date, accept for payment (and thereby purchase) Common Shares properly tendered prior to the Expiration Date.

    Payment for Common Shares purchased pursuant to the Offer will be made by the Depositary out of funds made available to it by the Trust. The Depositary will act as agent for tendering shareholders for the purpose of effecting payment to the tendering shareholders. If your tender of Common Shares is effected through Morgan Stanley DW, payment for Common Shares will be deposited directly to your Morgan Stanley DW brokerage account. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made (i) if you have requested Morgan Stanley DW to tender Common Shares on your behalf, only after timely receipt by the Depositary of a notice from Morgan Stanley DW containing your name and the number of Common Shares tendered or (ii) if you have tendered Common Shares directly to the Depositary, only after timely receipt by the Depositary, as required pursuant to the Offer, of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any certificates representing such Common Shares, if issued, and any other required documents. Certificates for Common Shares not purchased (see Sections 1 and 6), or for Common Shares not tendered included in certificates forwarded to the Depositary, will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

    The Trust will pay all transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of any person other than the registered holder, or if tendered certificates, if any, are registered or the Common Shares tendered are held in the name of any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer. The Trust will not pay any interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for four years or less. See Section 3. In addition, if certain events occur, the Trust may not be obligated to purchase Common Shares pursuant to the Offer. See Section 6.

    Any tendering shareholder or other payee who has not previously submitted a completed and signed Substitute Form W-9 and who fails to complete fully and sign the Substitute Form W-9 in the Letter of Transmittal may be subject to required federal income tax withholding of 31% of the gross proceeds paid to such shareholder or other payee pursuant to the Offer. See Section 2.

    6. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Trust shall not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, the purchase of and payment for Common Shares tendered, if at any time at or before the expiration of the offer, any of the following events shall have occurred (or shall have been determined by the Trust to have occurred) which, in the Trust's sole judgment in any such case and regardless of the circumstances (including any action or omission to act by the Trust), makes it inadvisable to proceed with the Offer or with such purchase or payment: (1) a secondary market develops for the Common Shares; (2) in the reasonable business judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust; (3) such transactions, if consummated, would
(a) impair the Trust's status as a regulated investment company under the Internal Revenue Code (which would make the Fund a taxable entity, causing the Fund's taxable income to be taxed at the Trust level) or (b) result in a failure to comply with applicable asset coverage requirements; or (4) there is, in the Board of Trustees' judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State, (d) limitation affecting the Trust or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions,
(e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (f) other event or condition which would have a material adverse effect on the Trust or the holders of its Common Shares if the tendered Common Shares are purchased.

    The foregoing conditions are for the Trust's sole benefit and may be asserted by the Trust regardless of the circumstances giving rise to any such condition (including any action or inaction by the Trust), and any such condition may be waived by the Trust in whole or in part, at any time and from time to time in its sole discretion. The Trust's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Trust concerning the events described in this Section 6 shall be final and shall be binding on all parties.

    If the Trust determines to terminate or amend the Offer or to postpone the acceptance for payment of or payment for Common Shares tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided in Section 16. Moreover, in the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Trust will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the Offer period as provided in
Section 16.

    7. PURPOSE OF THE OFFER. The Trust currently does not believe that an active secondary market for its Common Shares exists or is likely to develop. In recognition of the possibility that a secondary market may not develop for the Common Shares of the Trust, or, if such a market were to develop, that the Common Shares might trade at a discount, the Trustees have determined that it would be in the best interest of its shareholders for the Trust to take action to attempt to provide liquidity to shareholders or to reduce or eliminate any future market value discount from NAV that might otherwise exist, respectively. To that end, the Trustees presently intend each quarter to consider making a tender offer to purchase Common Shares at their NAV. The purpose of this Offer is to attempt to provide liquidity to the holders of Common Shares. There can be no assurance that this Offer will provide sufficient liquidity to all holders of Common Shares that desire to sell their Common Shares or that the Trust will make any such tender offer in the future.

    NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

    8. PLANS OR PROPOSALS OF THE TRUST. The Trust has no present plans or proposals which relate to or would result in any extraordinary transaction such as a merger, reorganization or liquidation involving the Trust; a sale or transfer of a material amount of assets of the Trust other than in its ordinary course of business; any material changes in the Trust's present capitalization (except as resulting from the Offer or otherwise set forth herein); or any other material changes in the Trust's structure or business.

    9. PRICE RANGE OF COMMON SHARES; DIVIDENDS. The Trust's NAV per Common Share on May 10, 2002 was $8.55. You can obtain current NAV quotations from Morgan Stanley Investment Advisors by calling (800) 869-NEWS extension 0 or by calling (201) 938-6499 on the Expiration Date following the close of business. The Trust offers and sells its Common Shares to the public on a continuous basis through Morgan Stanley Distributors Inc. (the "Distributor") as principal underwriter. The Trust is not aware of any secondary market trading for the Common Shares. Dividends on the Common Shares are declared daily and paid monthly. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer.

    10. INTEREST OF TRUSTEES AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE COMMON SHARES. As of May 10, 2002 the Trustees and executive officers of the Trust as a group beneficially owned no Common Shares. The Trust has been informed that no Trustee or executive officer of the Trust intends to tender any Common Shares pursuant to the Offer.

    Except as set forth in this Section 10, based upon the Trust's records and upon information provided to the Trust by its Trustees, executive officers and affiliates (as such term is used in the Exchange Act), neither the Trust nor, to the best of the Trust's knowledge, any of the Trustees or executive officers of the Trust, nor any associates of any of the foregoing, has effected any transactions in the Common Shares during the sixty business day period prior to the date hereof.

    Except as set forth in this Offer to Purchase, neither the Trust nor, to the best of the Trust's knowledge, any of its affiliates, Trustees or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Trust (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

    The Trust is a party to a Hold Harmless Agreement with Morgan Stanley DW pursuant to which Morgan Stanley DW indemnifies the Trust from any loss it may suffer as a result of the use of Morgan Stanley DW to effect a tender or withdrawal of Common Shares on behalf of its customers.

    The Trust and the Depositary have entered into a Depositary Agreement dated as of May 10, 2002 pursuant to which the Depositary will perform services for the Trust in connection with the tender and withdrawal of Common Shares pursuant to the Offer.

    The Trust currently is a party to an Investment Advisory Agreement with Morgan Stanley Investment Advisors (the "Advisor") under which the Trust accrues daily and pays monthly to the Advisor an investment advisory fee equal to 0.90% of the average daily net assets of the Trust up to $500 million; 0.85% of the portion of average daily net assets over $500 million but not exceeding
$1.5 billion; 0.825% of the portion of the average daily net assets over $1.5 billion but not exceeding $2.5 billion; 0.80% of the portion of the average daily net assets over $2.5 billion but not exceeding $3 billion; and 0.775% of the portion of the average daily net assets over $3 billion. The Trust also is a party to an Administration Agreement with Morgan Stanley Services Company Inc., a wholly-owned subsidiary of Morgan Stanley Investment Advisors (the "Administrator") and a Distribution Agreement with the Distributor. Under the Administration Agreement, the Trust pays the Administrator a monthly fee at the annualized rate of 0.25% of the Trust's average daily net assets. Under the Distribution Agreement, the Trust offers and sells its Common Shares to the public on a continuous basis through the Distributor as principal underwriter.

    11. CERTAIN EFFECTS OF THE OFFER. The purchase of Common Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Trust of shareholders who do not tender their Common Shares. If you retain your Common Shares you will be subject to any increased risks that may result from the reduction in the Trust's aggregate assets resulting from payment for the tendered Common Shares (e.g., greater volatility due to decreased diversification and higher expenses). However, the Trust believes that since the Trust is engaged in a continuous offering of the Common Shares, those risks would be reduced to the extent new Common Shares of the Trust are sold. All Common Shares purchased by the Trust pursuant to the Offer will be held in treasury pending disposition.

    12. SOURCE AND AMOUNT OF FUNDS. The total cost to the Trust of purchasing 50,000,000 Common Shares pursuant to the Offer will be approximately $427,500,000 (assuming a NAV of $8.55 per Common Share on the Expiration Date) plus the expenses incurred by the Trust in connection with the Offer. The Trust anticipates that the Purchase Price for any Common Shares acquired pursuant to the Offer will first be derived from cash on hand, such as proceeds from sales of new Common Shares of the Trust and specified pay-downs from the participation interests in senior corporate loans which it has acquired, and then from the proceeds from the sale of cash equivalents held by the Trust. Although the Trust is authorized to borrow money to finance the repurchase of Common Shares, the Trustees believe that the Trust has sufficient liquidity to purchase the Common Shares tendered pursuant to the Offer without utilizing such borrowing. However, if, in the judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust to pay for tendered Common Shares, the Trust may terminate the Offer. See Section 6.

    13. CERTAIN INFORMATION ABOUT THE TRUST. The Trust was organized as a Massachusetts business trust, under the name "Allstate Prime Income Trust," on August 17, 1989 and is a non-diversified, closed-end management investment company under the Investment Company Act of 1940. The name was changed to "Prime Income Trust" effective March 1, 1993; then to "Morgan Stanley Dean Witter Prime Income Trust," effective June 22, 1998; and then to "Morgan Stanley Prime Income Trust," effective June 18, 2001. The Trust seeks a high level of current income consistent with the preservation of capital by investing in a professionally managed portfolio of interests in floating or variable rate senior loans ("Senior Loans") to corporations, partnerships and other entities ("Borrowers"). Senior Loans may take the form of syndicated loans or of debt obligations of Borrowers issued directly to investors in the form of debt securities ("Senior Notes"). Although the Trust's NAV will vary, the Trust's policy of acquiring interests in floating or variable rate Senior Loans is expected to minimize fluctuations in the Trust's NAV as a result of changes in interest rates. Senior Loans in which the Trust invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally the prime rate offered by a major United States bank ("Prime Rate"), the London Inter-Bank Offered Rate, the certificate of deposit rate or other base lending rates used by commercial lenders. The Trust seeks to achieve over time an effective yield that will exceed money market rates and will track the movements in the published Prime Rate of major United States banks, although it may not equal the Prime Rate. The Senior Loans in the Trust's portfolio at all times have a dollar-weighted average time until next interest rate redetermination of 90 days or less. As a result, as short-term interest rates increase, the interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, the interest payable to the Trust on its investments in Senior Loans should decrease. The amount of time required to pass before the Trust realizes the effects of changing short-term market interest rates on its portfolio varies with the dollar-weighted average time until next interest rate redetermination on securities in the Trust's portfolio.

    The Trust has registered as a "non-diversified" investment company so that, subject to its investment restrictions, it is able to invest more than 5% of the value of its assets in the obligations of any single issuer, including Senior Loans of a single Borrower or participations in Senior Loans purchased from a single lender or selling participant. However, the Trust does not intend to invest more than 10% of the value of its total assets in interests in Senior Loans of a single Borrower. To the extent the Trust invests its assets in obligations of a more limited number of issuers than a diversified investment company, the Trust will be more susceptible than a more widely diversified investment company to any single corporate, economic, political or regulatory occurrence.

    The principal executive offices of the Trust are located c/o Morgan Stanley Trust, Harborside Financial Center, Plaza Two, Jersey City, NJ 07311.

    Reference is hereby made to Section 9 of this Offer to Purchase and the financial statements attached hereto as Exhibit A which are incorporated herein by reference.

    14. ADDITIONAL INFORMATION. The Trust has filed a statement on Form TO with the Securities and Exchange Commission (the "Commission") which includes certain additional information relating to the Offer. Such information is available on the EDGAR Database on the SEC's Internet site (www.sec.gov) and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, DC 20549-0102.

    15. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of a sale of Common Shares pursuant to the Offer. Shareholders should consult their own tax advisers regarding the tax consequences of a sale of Common Shares pursuant to the Offer, as well as the effects of state, local and foreign tax laws. See also "Federal Income Tax Withholding," supra.

    The sale of Common Shares pursuant to the Offer will be a taxable transaction for Federal income tax purposes, either as a "sale or exchange," or under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Common Shares pursuant to the Offer generally will be treated as a "sale or exchange" if the receipt of cash: (a) results in a "complete termination" of the shareholder's interest in the Trust, (b) is "substantially disproportionate" with respect to the shareholder, or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. In determining whether any of these tests has been met, Common Shares actually owned, as well as Common Shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. If any of these three tests for "sale or exchange" treatment is met, a shareholder will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Offer and the tax basis of the Common Shares sold. If such Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss.

    If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a shareholder who sells Common Shares pursuant to the Offer will be taxable to the shareholder as a "dividend" to the extent of such shareholder's allocable share of the Trust's current or accumulated earnings or profits, and the excess of such amounts received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the shareholder's tax basis in the Common Shares sold pursuant to the Offer) and any amounts in excess of the shareholder's tax basis would constitute taxable gain. If the amounts received by a tendering Shareholder are treated as a "dividend," the tax basis in the Common Shares tendered to the Trust will be transferred to any remaining Common Shares held by such shareholder. In addition, if a tender of Common Shares is treated as a "dividend" to a tendering shareholder, the Internal Revenue Service may take the position that a constructive distribution under Section 305(c) of the Code may result to a shareholder whose proportionate interest in the earnings and assets of the Trust has been increased by such tender.

    16. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. The Trust reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. In the event that the Trust so elects to extend the tender period, the NAV for the Common Shares tendered will be computed as of 4:00 P.M. New York City time on the Expiration Date, as extended. During any such extension, all Common Shares previously tendered and not purchased or withdrawn will remain subject to the Offer. The Trust also reserves the right, at any time and from time to time up to and including the Expiration Date, to (a) terminate the Offer and not to purchase or pay for any Common Shares or, subject to applicable law, postpone payment for Common Shares upon the occurrence of any of the conditions specified in Section 6 and (b) amend the Offer in any respect by making a public announcement thereof. Such public announcement will be issued no later than 9:00 A.M. New York City time on the next business day after the previously scheduled Expiration Date and will disclose the approximate number of Common Shares tendered as of that date. Without limiting the manner in which the Trust may choose to make a public announcement of extension, termination or amendment, except as provided by applicable law (including
Rule 13e-4(e)(2)), the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement.

    If the Trust materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Trust will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Trust increases or decreases the price to be paid for Common Shares, or the Trust increases the number of Common Shares being sought by an amount exceeding 2% of the outstanding Common Shares, or the Trust decreases the number of Common Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days.

    17. MISCELLANEOUS. The Offer is not being made to, nor will the Trust accept tenders from, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Trust is not aware of any jurisdiction in which the making of the Offer or the tender of Common Shares would not be in compliance with the laws of such jurisdiction. However, the Trust reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Trust makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Trust believes that the exclusions of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Trust's behalf by Morgan Stanley DW Inc.

                                          Morgan Stanley Prime Income Trust

May 22, 2002

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED)

      PRINCIPAL
      AMOUNT IN                                                                  COUPON         MATURITY
      THOUSANDS                                                                   RATE            DATE            VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         Senior Collateralized Term Loans (a) (92.7%)
                         ADVERTISING/MARKETING SERVICES (0.5%)
       $10,000           Adams Outdoor Advertising Ltd..................      5.40 - 7.25%      02/08/08      $   10,100,000
                                                                                                              --------------
                         AEROSPACE & DEFENSE (2.1%)
         6,689           Alliant Techsystems Inc........................          6.75          04/20/09           6,765,623
        14,547           Avborne, Inc...................................          7.50          06/30/05           9,091,806
         4,975           DRS Technologies Inc...........................      5.01 - 5.30       09/30/08           5,024,750
        12,702           The Fairchild Corporation......................      4.92 - 5.00       04/30/06          11,336,734
         5,698           United Defense Industries, Inc.................          4.85          08/13/09           5,736,831
                                                                                                              --------------
                                                                                                                  37,955,744
                                                                                                              --------------
                         AIR FREIGHT/COURIERS (1.4%)
         7,998           Erickson Air-Crane Co., L.L.C..................      5.73 - 7.25       12/31/04           7,437,853
           294           Evergreen International Aviation, Inc..........          5.96          05/31/02             270,985
         5,578           Evergreen International Aviation, Inc..........          5.99          05/07/03           5,145,854
         6,297           Evergreen International Aviation, Inc..........          5.88          05/02/04           5,808,739
         7,013           First Security Bank, National Association as
                          Owner Trustee.................................          5.96          05/07/03           6,469,638
                                                                                                              --------------
                                                                                                                  25,133,069
                                                                                                              --------------
                         APPAREL/FOOTWEAR (1.1%)
        14,198           American Marketing Industries, Inc.............          7.50          11/29/02           7,098,892
         3,830           American Marketing Industries, Inc.............          7.50          11/30/03           1,914,805
         2,660           American Marketing Industries, Inc.............          7.50          11/30/04           1,330,106
         4,111           American Marketing Industries, Inc.............          7.50          11/30/05           2,055,672
         5,571           Arena Brands, Inc..............................      9.00 - 9.50       06/01/02           5,497,056
         1,727           Arena Brands, Inc. (Revolver)..................          9.00          06/01/02           1,700,546
                                                                                                              --------------
                                                                                                                  19,597,077
                                                                                                              --------------
                         AUTO PARTS - O.E.M. (3.1%)
         9,800           Amcan Consolidated Technologies Corp...........          6.31          03/28/07           9,359,000
         6,224           J.L. French Automotive Castings, Inc...........      5.35 - 5.38       10/21/06           5,384,086
        18,543           Metalync Co., LLC..............................      6.44 - 8.25       11/28/08          17,654,003
        13,580           Polypore Inc...................................      5.69 - 8.50       12/31/06          13,503,640
         2,243           Tenneco, Inc...................................      5.88 - 5.94       11/04/07           2,088,844
         2,244           Tenneco, Inc...................................      6.13 - 6.19       05/04/08           2,088,845
         9,090           Transportation Technologies
                          Industries, Inc...............................      5.91 - 5.99       03/31/07           8,089,643
                                                                                                              --------------
                                                                                                                  58,168,061
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         AUTOMOTIVE AFTERMARKET (0.4%)
       $ 7,794           Exide Corp.....................................      7.10 - 7.47%      03/18/05      $    4,923,391
         2,050           Safelite Glass Corp............................      5.35 - 5.85       09/30/07           1,811,813
                                                                                                              --------------
                                                                                                                   6,735,204
                                                                                                              --------------
                         BEVERAGES - NON-ALCOHOLIC (0.5%)
         9,168           The American Bottling Co.......................          5.00          10/07/07           9,214,897
                                                                                                              --------------
                         BROADCAST/MEDIA (1.8%)
        20,000           Benedek Broadcasting Corp......................          8.50          11/20/07          19,037,600
         2,000           Cumulus Media Inc..............................          4.94          03/28/10           1,997,080
         3,193           Nassau Broadcasting Partners I, LLC............          9.25          12/04/07           3,105,355
        10,000           Susquehanna Media Co...........................      5.06 - 5.19       06/30/08          10,037,500
                                                                                                              --------------
                                                                                                                  34,177,535
                                                                                                              --------------
                         CABLE/SATELLITE TV (5.5%)
         4,000           Century Cable Holdings, LLC....................          4.99          06/30/09           3,917,040
        20,000           Century Cable Holdings, LLC....................          4.64          12/31/09          19,585,200
        23,000           Charter Communications Operating, LLC..........          4.52          03/18/08          22,318,740
        10,000           Charter Communications Operating, LLC..........          4.48          09/18/08           9,707,500
         9,305           Classic Cable, Inc.............................          7.00          01/31/08           7,467,564
        16,000           Insight Midwest Holdings, LLC..................          5.06          12/31/09          16,108,320
        10,000           MCC Iowa LLC...................................      4.30 - 4.86       09/30/10          10,052,100
         7,500           RCN Corp.......................................          5.56          06/03/07           5,540,625
         6,500           Videotron Itee.................................      4.65 - 4.67       12/01/09           6,516,250
                                                                                                              --------------
                                                                                                                 101,213,339
                                                                                                              --------------
                         CASINO/GAMING (0.9%)
        10,000           Alliance Gaming Corp...........................          5.89          12/31/06          10,100,000
         2,547           Ameristar Casinos, Inc.........................          5.69          12/20/06           2,575,459
         2,183           Ameristar Casinos, Inc.........................          5.94          12/20/07           2,207,536
         1,432           Isle of Capri Casinos, Inc.....................      5.15 - 5.24       03/02/06           1,436,933
         1,244           Isle of Capri Casinos, Inc.....................          5.30          03/02/07           1,248,069
                                                                                                              --------------
                                                                                                                  17,567,997
                                                                                                              --------------
                         CELLULAR TELEPHONE (4.4%)
         3,810           American Cellular Corp.........................          4.88          03/31/08           3,451,943
         4,356           American Cellular Corp.........................          5.13          03/31/09           3,946,958
        16,309           Centennial Puerto Rico Operating Corp..........      4.90 - 5.05       05/31/07          12,510,583
        10,063           Centennial Puerto Rico Operating Corp..........      5.16 - 5.47       11/30/07           7,758,617
         2,519           Dobson Operating Co., L.L.C....................          5.38          12/31/07           2,499,370
         7,576           Dobson Operating Co., L.L.C....................          4.90          03/31/08           7,480,794
        30,602           Microcell Connexions, Inc......................      5.30 - 5.51       03/01/06          25,570,694

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 9,980           Rural Cellular Corp............................         5.11%          10/03/08      $    9,108,987
         9,980           Rural Cellular Corp............................          5.36          04/03/09           9,108,988
                                                                                                              --------------
                                                                                                                  81,436,934
                                                                                                              --------------
                         CHEMICALS: MAJOR DIVERSIFIED (1.0%)
         7,406           Hercules Inc...................................          5.16          11/15/05           7,454,094
         3,000           Huntsman Corp..................................          6.48          12/31/02           2,996,250
        10,000           Huntsman Corp..................................          5.38          12/31/05           8,100,000
                                                                                                              --------------
                                                                                                                  18,550,344
                                                                                                              --------------
                         CHEMICALS: SPECIALTY (1.9%)
         6,964           Huntsman ICI Chemicals LLC.....................      5.69 - 5.75       06/30/07           6,896,997
         6,964           Huntsman ICI Chemicals LLC.....................          5.94          06/30/08           6,896,997
        11,940           ISP Chemco, Inc................................      5.19 - 5.44       06/27/08          11,970,924
         9,315           RK Polymers LLC................................      6.19 - 6.38       03/02/09           9,334,444
                                                                                                              --------------
                                                                                                                  35,099,362
                                                                                                              --------------
                         COMPUTER PERIPHERALS (0.8%)
        14,775           Seagate Technology (US) Holdings, Inc..........          4.94          11/22/06          14,863,875
                                                                                                              --------------
                         COMPUTER COMMUNICATIONS (1.1%)
        16,013           Acterna Corporation............................          6.05          09/30/07          11,209,193
         4,000           Lamar Media Corp...............................          4.44          02/01/07           4,031,240
         5,000           Service Partners Holdings LLC..................          6.40          02/28/07           4,975,000
                                                                                                              --------------
                                                                                                                  20,215,433
                                                                                                              --------------
                         COMPUTERS SOFTWARE AND SERVICES (0.3%)
         7,044           DecisionOne Corp...............................      6.37 - 6.51       04/18/05           5,916,553
                                                                                                              --------------
                         CONSTRUCTION MATERIALS (1.0%)
        11,534           Dayton Superior Corp...........................      5.13 - 5.50       06/01/08          11,519,176
         8,341           Onex ABCO Limited Partnership..................          6.40          11/15/05           7,632,022
                                                                                                              --------------
                                                                                                                  19,151,198
                                                                                                              --------------
                         CONSUMER SUNDRIES (1.2%)
         8,050           Amscan Holdings, Inc...........................          4.56          12/31/04           7,647,295
         9,975           Mary Kay, Inc..................................      5.99 - 7.75       10/03/07          10,009,314
           961           World Kitchen, Inc. (Revolver).................      4.84 - 7.10       04/09/05             701,331
         5,520           World Kitchen, Inc.............................      5.67 - 7.62       10/09/06           4,057,200
                                                                                                              --------------
                                                                                                                  22,415,140
                                                                                                              --------------
                         CONSUMER/BUSINESS SERVICES (2.1%)
        14,610           Bridge Information Systems, Inc. (d)...........          7.75          05/29/05           1,702,727
        14,879           Buhrmann US Inc................................          5.20          10/26/07          14,573,679
         5,000           InfoUSA, Inc...................................          6.75          06/30/06           5,003,100
         5,000           Iron Mountain, Inc.............................      4.22 - 4.69       02/08/06           5,038,550

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 8,901           Prime Succession, Inc..........................      6.00 - 7.75%      08/29/03      $    4,450,635
         8,211           Rose Hills Co..................................          4.94          12/01/03           8,005,531
                                                                                                              --------------
                                                                                                                  38,774,222
                                                                                                              --------------
                         CONTAINERS/PACKAGING (3.6%)
         5,120           Crown Cork & Seal Co., Inc.....................          6.37          08/04/02           5,107,200
         1,737           Graham Packaging Co............................          4.44          01/31/06           1,722,717
         8,067           Graham Packaging Co............................      4.69 - 4.75       01/31/07           7,919,371
         9,163           Greif Bros. Corp...............................          5.12          02/28/08           9,215,398
         8,865           Impress Metal Packaging Holdings B.V...........          5.23          12/31/06           8,687,700
        14,000           LLS Corp.......................................          7.25          07/31/06           7,910,000
         4,579           Nexpak Corp....................................          5.73          12/31/05           3,983,760
         4,579           Nexpak Corp....................................          5.98          12/31/06           3,983,760
         6,821           Pliant Corp....................................          5.69          05/31/08           6,809,696
         4,912           Tekni-Plex, Inc................................          5.31          06/21/08           4,914,562
         6,951           United States Can Co...........................          6.14          10/04/08           5,700,139
                                                                                                              --------------
                                                                                                                  65,954,303
                                                                                                              --------------
                         DISCOUNT STORES (0.5%)
         9,936           Tuesday Morning Corp...........................          5.15          12/29/04           9,961,272
                                                                                                              --------------
                         DIVERSIFIED - MANUFACTURING (0.8%)
        15,066           Dayco Products, LLC............................      4.97 - 5.41       05/31/07          15,047,247
                                                                                                              --------------
                         DRUGSTORE CHAINS (1.0%)
        10,425           Duane Reade, Inc...............................          4.38          02/15/07          10,471,152
         7,885           Rite Aid Corp..................................      5.63 - 5.69       06/27/05           7,715,832
                                                                                                              --------------
                                                                                                                  18,186,984
                                                                                                              --------------
                         ELECTRIC UTILITIES (0.3%)
         6,117           Western Resources, Inc.........................      4.62 - 4.65       03/17/03           6,087,062
                                                                                                              --------------
                         ELECTRONIC COMPONENTS (0.8%)
         7,656           Details, Inc...................................          5.91          04/22/05           7,196,180
         6,895           Knowles Electronics, Inc.......................      6.06 - 6.31       06/29/07           6,771,442
                                                                                                              --------------
                                                                                                                  13,967,622
                                                                                                              --------------
                         ELECTRONIC PRODUCTION EQUIPMENT (0.2%)
         5,284           Telex Communications, Inc......................          6.90          11/06/04           4,491,798
                                                                                                              --------------
                         ENTERTAINMENT & LEISURE (0.6%)
         9,975           Six Flags, Inc.................................      4.88 - 4.92       09/30/05          10,062,281
                                                                                                              --------------
                         ENVIRONMENTAL SERVICES (1.3%)
         6,858           Allied Waste Industries, Inc...................      4.00 - 4.81       07/30/06           7,804,020
         9,838           Allied Waste Industries, Inc...................      4.94 - 5.06       07/30/07           8,806,569

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 4,753           Environmental Systems Products
                          Holdings, Inc.................................      5.87 - 6.05%      12/31/04      $    4,324,805
         3,521           Environmental Systems Products Holdings, Inc.
                          (e)...........................................      5.37 - 6.99       12/31/04           2,411,762
                                                                                                              --------------
                                                                                                                  23,347,156
                                                                                                              --------------
                         FINANCE - COMMERCIAL (0.7%)
        14,736           Outsourcing Solutions Inc......................          5.83          06/10/06          13,705,344
                                                                                                              --------------
                         FINANCE/RENTAL/LEASING (1.4%)
        29,455           NationsRent, Inc...............................      6.44 - 7.25       07/20/06          16,715,514
         3,845           Rent-A-Center, Inc.............................      3.86 - 4.15       01/31/06           3,819,937
         4,709           Rent-A-Center, Inc.............................      4.10 - 4.32       01/31/07           4,678,364
                                                                                                              --------------
                                                                                                                  25,213,815
                                                                                                              --------------
                         FINANCIAL PUBLISHING/SERVICES (0.3%)
         7,062           Merrill Communications LLC.....................          9.25          11/23/07           6,214,904
                                                                                                              --------------
                         FOOD RETAIL (0.9%)
        10,694           Big V Supermarkets, Inc. (d)...................         10.63          08/10/03           8,822,269
         4,312           Big V Supermarkets, Inc. (d)...................         10.88          11/10/03           3,557,687
         4,326           Winn-Dixie Stores, Inc.........................          4.63          03/28/07           4,353,675
                                                                                                              --------------
                                                                                                                  16,733,631
                                                                                                              --------------
                         FOOD & BEVERAGES (3.1%)
         5,409           Agrilink Foods, Inc............................      5.85 - 6.16       09/30/04           5,389,631
         2,475           Agrilink Foods, Inc............................          6.16          09/30/05           2,465,519
         6,573           Aurora Foods, Inc..............................          5.60          06/30/05           6,485,601
         3,889           Aurora Foods, Inc. (Revolver)..................      5.65 - 5.73       06/30/05           4,058,712
         6,824           Aurora Foods, Inc..............................          6.10          09/30/06           6,777,225
         7,772           B&G Foods, Inc.................................      5.52 - 5.55       03/03/06           7,760,169
         3,193           CP Kelco AICS & CP Kelco US....................          5.91          03/31/08           3,067,543
         1,064           CP Kelco AICS & CP Kelco US....................          6.30          09/30/08           1,022,030
        11,985           Dean Foods Co..................................          4.91          07/15/08          12,090,947
         7,042           Merisant Company...............................          5.19          03/31/07           7,094,472
                                                                                                              --------------
                                                                                                                  56,211,849
                                                                                                              --------------
                         HOME BUILDING (1.0%)
         3,313           Atrium Companies, Inc..........................          5.11          06/30/05           3,244,484
         5,269           Atrium Companies, Inc..........................      5.17 - 7.00       06/30/06           5,160,497
         9,775           Therma-Tru Holdings, Inc.......................          5.69          05/09/07           9,799,438
                                                                                                              --------------
                                                                                                                  18,204,419
                                                                                                              --------------
                         HOSPITAL/NURSING MANAGEMENT (3.0%)
         6,549           Community Health Systems, Inc..................      4.85 - 4.91       12/31/03           6,582,163
         6,549           Community Health Systems, Inc..................      5.35 - 5.41       12/31/04           6,585,633
         2,834           Community Health Systems, Inc..................      5.60 - 5.66       12/31/05           2,853,035

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 7,941           FHC Health Systems, Inc........................         4.87%          04/30/05      $    7,742,109
         7,941           FHC Health Systems, Inc........................          5.12          04/30/06           7,742,110
         9,980           Genesis Health Ventures, Inc...................      5.37 - 5.93       10/02/06          10,008,525
         4,353           Interim Healthcare, Inc........................      5.87 - 8.00       09/30/06           3,286,342
         7,948           Triad Hospitals, Inc...........................          6.53          09/30/08           8,042,073
         1,769           Ventas Realty, Limited Partnership.............          5.16          12/31/05           1,770,906
                                                                                                              --------------
                                                                                                                  54,612,896
                                                                                                              --------------
                         HOTELS/RESORTS/CRUISELINES (1.5%)
         6,590           Sunburst Hospitality Corp......................          6.16          12/31/05           6,573,739
         7,418           Wyndham International, Inc.....................          6.69          06/30/04           6,957,043
        14,817           Wyndham International, Inc.....................          6.69          06/30/06          13,858,145
                                                                                                              --------------
                                                                                                                  27,388,927
                                                                                                              --------------
                         INDUSTRIAL MACHINERY (2.8%)
         4,909           Flowserve Corp.................................      5.38 - 5.44       06/30/08           4,918,114
         8,210           Formax, Inc....................................      4.15 - 4.16       06/30/05           7,902,192
        11,071           Formica Corp...................................          5.35          04/30/06           9,272,177
         4,875           Mueller Group, Inc.............................      5.62 - 6.29       08/16/06           4,879,582
         4,875           Mueller Group, Inc.............................      5.87 - 6.54       08/16/07           4,879,582
         3,930           Mueller Group, Inc.............................      5.85 - 5.89       08/16/07           3,948,000
         4,801           SPX Corp.......................................      4.38 - 4.44       12/31/06           4,800,445
        11,838           SPX Corp.......................................          4.69          12/31/07          11,853,528
                                                                                                              --------------
                                                                                                                  52,453,620
                                                                                                              --------------
                         INDUSTRIAL SPECIALTIES (2.2%)
        10,762           Advanced Glassfiber Yarns, LLC.................          6.55          09/30/05           9,417,095
         3,412           Jet Plastica Industries, Inc...................          5.44          12/31/02           2,644,425
         8,773           Jet Plastica Industries, Inc...................          5.94          12/31/04           6,799,054
         2,043           Jet Plastica Industries, Inc. (Revolver).......          5.94          12/31/04           2,094,595
         7,331           MetoKote Corp..................................          6.19          11/02/05           6,744,750
        13,827           Panolam Industries International, Inc. and
                          Panolam Industries, Ltd.......................      5.75 - 5.81       11/24/06          12,755,230
                                                                                                              --------------
                                                                                                                  40,455,149
                                                                                                              --------------
                         MEDICAL SPECIALTIES (1.0%)
         5,918           Dade Behring, Inc..............................          5.44          06/30/06           6,642,034
         5,918           Dade Behring, Inc..............................          5.44          06/30/07           6,642,034
         9,591           Medical Specialties Group, Inc. (d)............      9.00 - 9.75       09/30/01           4,172,046
                                                                                                              --------------
                                                                                                                  17,456,114
                                                                                                              --------------
                         MEDICAL/NURSING SERVICES (0.4%)
         9,347           American Homepatient, Inc......................          5.44          12/31/02           7,313,687
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         MISCELLANEOUS COMMERCIAL SERVICES (0.4%)
       $ 9,800           Encompass Services Corp........................         5.66%          05/10/07      $    7,938,000
                                                                                                              --------------
                         MISCELLANEOUS MANUFACTURING (1.4%)
         9,540           Citation Corp..................................          5.94          12/01/07           8,061,632
         1,500           Desa International, Inc........................          5.92          11/26/03           1,155,000
         6,074           Desa International, Inc........................          5.92          11/26/04           4,646,394
         5,640           Doskocil Manufacturing Co......................      6.41 - 7.25       09/30/04           4,991,872
        16,755           Insilco Technologies, Inc......................          6.35          08/25/07           6,719,964
                                                                                                              --------------
                                                                                                                  25,574,862
                                                                                                              --------------
                         MOVIES/ENTERTAINMENT (0.6%)
         4,410           Panavision, Inc................................      4.88 - 5.10       03/31/05           4,316,287
         6,905           United Artists Theatre Co......................          5.85          02/02/05           6,900,973
                                                                                                              --------------
                                                                                                                  11,217,260
                                                                                                              --------------
                         MULTI-SECTOR COMPANIES (0.5%)
         8,952           Mafco Finance Corp.............................          7.00          06/15/02           8,868,410
                                                                                                              --------------
                         OFFICE EQUIPMENT/SUPPLIES (0.4%)
         6,635           Global Imaging Systems, Inc....................      5.13 - 5.34       06/30/06           6,634,948
                                                                                                              --------------
                         OILFIELD SERVICES/EQUIPMENT (0.4%)
         8,368           US Synthetic Corp..............................      5.41 - 5.48       05/31/05           7,950,000
                                                                                                              --------------
                         OIL & GAS PIPELINES (0.7%)
         9,000           PMC (Novia Scotia) Co..........................          4.16          05/05/06           9,045,000
         4,000           Plains Marketing, LP...........................      4.44 - 4.56       09/21/07           4,020,000
                                                                                                              --------------
                                                                                                                  13,065,000
                                                                                                              --------------
                         OTHER CONSUMER SERVICES (0.8%)
         7,689           PCA International, Inc.........................          5.62          08/25/05           6,727,778
         7,703           Volume - Services, Inc.........................          6.38          12/03/06           7,655,333
                                                                                                              --------------
                                                                                                                  14,383,111
                                                                                                              --------------
                         OTHER METALS/MINERALS (1.0%)
         9,632           Better Minerals & Aggregates Company...........      5.50 - 7.50       09/30/07           9,246,316
         7,445           CII Carbon, Inc................................          5.02          06/25/08           5,956,087
         3,969           IMC Global, Inc................................      5.50 - 5.81       11/17/06           3,991,358
                                                                                                              --------------
                                                                                                                  19,193,761
                                                                                                              --------------
                         PHARMACEUTICALS: OTHER (0.8%)
         4,155           Alpharma, Inc..................................          5.30          10/02/07           3,999,689
         9,975           Merger Sub Corp................................          6.17          09/30/08          10,006,122
                                                                                                              --------------
                                                                                                                  14,005,811
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         PRINTING/PUBLISHING (1.7%)
       $10,604           The Sheridan Group, Inc........................         4.88%          01/30/05      $   10,114,460
         3,975           Transwestern Publishing Co. Ltd................      4.74 - 6.75       06/27/08           4,017,214
        19,589           Vertis, Inc....................................      6.19 - 6.81       12/07/08          17,532,483
                                                                                                              --------------
                                                                                                                  31,664,157
                                                                                                              --------------
                         PUBLISHING: BOOKS/MAGAZINES (1.7%)
        10,697           Advanstar Communications, Inc..................          5.37          04/11/07          10,476,568
         9,925           American Media Operations, Inc.................          7.12          04/01/07           9,998,197
         7,463           Primedia Inc...................................      4.56 - 4.69       06/30/09           6,906,543
         5,373           Ziff Davis Media, Inc..........................          9.75          03/31/07           4,325,677
                                                                                                              --------------
                                                                                                                  31,706,985
                                                                                                              --------------
                         PUBLISHING: NEWSPAPERS (1.3%)
         4,230           21st Century Newspapers, Inc...................      5.94 - 6.06       09/15/05           4,040,704
        19,800           CanWest Media, Inc.............................      5.40 - 5.65       05/15/08          20,005,128
                                                                                                              --------------
                                                                                                                  24,045,832
                                                                                                              --------------
                         PULP & PAPER (0.6%)
         7,253           Alabama Pine Pulp Co., Inc.....................          5.90          06/30/03           3,626,482
         4,159           Alabama Pine Pulp Co., Inc. (e)................          6.11          06/30/05             228,760
         5,779           Alabama Pine Pulp Co., Inc. (e)................          0.00          12/31/08             317,864
         6,679           Alabama River Newsprint Co. (Participation:
                          Toronto Dominion Bank) (c)....................      3.94 - 4.06       12/31/02           6,345,314
                                                                                                              --------------
                                                                                                                  10,518,420
                                                                                                              --------------
                         RECREATIONAL PRODUCTS/TOYS (1.1%)
         6,790           Ritvik Toys, Inc...............................          6.16          02/08/03           6,416,765
         6,790           Ritvik Toys, Inc...............................          6.16          02/08/04           6,416,765
           351           Spalding Holdings Corp.........................          6.73          09/30/03             265,111
         5,406           Spalding Holdings Corp. (Revolver).............      4.87 - 6.75       09/30/03           4,081,667
         1,828           Spalding Holdings Corp.........................          5.37          09/30/04           1,379,966
         1,828           Spalding Holdings Corp.........................          5.89          09/30/05           1,379,966
         1,052           Spalding Holdings Corp.........................          6.37          03/30/06             794,488
                                                                                                              --------------
                                                                                                                  20,734,728
                                                                                                              --------------
                         RETAIL - SPECIALTY (0.8%)
         8,427           HMV Media Group PLC............................          5.48          02/25/06           8,383,256
         5,806           HMV Media Group PLC............................          5.98          08/25/06           5,777,650
                                                                                                              --------------
                                                                                                                  14,160,906
                                                                                                              --------------
                         SEMICONDUCTORS (1.4%)
         6,452           AMI Semiconductor, Inc.........................      5.66 - 5.76       12/21/06           6,379,293

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 9,925           Semiconductor Components Industries, LLC.......         6.06%          08/04/07      $    8,907,687
        11,800           Viasystems, Inc................................      5.64 - 5.66       03/31/07          10,395,059
                                                                                                              --------------
                                                                                                                  25,682,039
                                                                                                              --------------
                         SERVICES TO THE HEALTH INDUSTRY (1.7%)
         8,314           Alliance Imaging, Inc..........................          4.75          11/02/07           8,357,821
         8,029           Alliance Imaging, Inc..........................      4.75 - 5.06       11/02/08           8,070,611
         2,992           Insight Health Services Acquistion.............          5.41          10/17/08           2,990,645
         2,945           Unilab Corp....................................          3.94          11/23/05           2,932,180
         9,592           Unilab Corp....................................          5.44          11/23/06           9,651,876
                                                                                                              --------------
                                                                                                                  32,003,133
                                                                                                              --------------
                         SPECIALTY INSURANCE (0.2%)
         2,375           BRW Acquisition, Inc...........................          4.12          07/10/06           2,268,125
         2,375           BRW Acquisition, Inc...........................          4.37          07/10/07           2,268,125
                                                                                                              --------------
                                                                                                                   4,536,250
                                                                                                              --------------
                         SPECIALTY STORES (2.2%)
         4,800           Caribbean Petroleum, LP (d)....................          7.21          09/30/05           3,480,000
         2,230           Cumberland Farms, Inc. (Participation Merrill
                          Lynch & Co., Inc.) (c)........................          7.75          12/31/03           2,213,049
         4,276           Petro Stopping Centers, L.P....................          5.66          07/23/06           4,254,695
         2,303           The Pantry, Inc................................          5.39          01/31/04           2,256,335
        15,711           The Pantry, Inc................................          5.89          07/31/06          15,482,789
        12,000           Travel Centers of America, Inc.................      5.15 - 7.00       11/14/08          12,090,000
                                                                                                              --------------
                                                                                                                  39,776,868
                                                                                                              --------------
                         SPECIALTY TELECOMMUNICATIONS (0.1%)
         2,000           Level 3 Communications, Inc....................          5.96          01/30/08           1,300,000
                                                                                                              --------------
                         STEEL (0.7%)
        12,056           ISPAT Inland, L.P..............................          5.60          07/16/05           6,690,833
        12,056           ISPAT Inland, L.P..............................          5.60          07/16/06           6,690,833
                                                                                                              --------------
                                                                                                                  13,381,666
                                                                                                              --------------
                         TELECOMMUNICATION EQUIPMENT (2.6%)
         5,500           American Tower, L.P., American Towers, Inc. and
                          ATC Teleports, Inc............................          4.72          12/31/07           5,040,970
         3,114           Channel Master, Inc............................      6.34 - 8.25       10/10/05           3,107,465
         7,000           Crown Castle Operating Co......................          4.76          03/15/08           6,886,250
        20,247           Pinnacle Towers, Inc...........................          5.91          06/30/07          18,804,463
        20,828           Superior Telecom, Inc..........................          6.94          11/27/05          14,673,049
                                                                                                              --------------
                                                                                                                  48,512,197
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         TELECOMMUNICATIONS (4.7%)
       $12,500           360network holdings (USA) inc. (d).............         8.25%          12/31/07      $    2,312,500
        10,526           Alaska Communications Systems
                          Holdings, Inc.................................          4.88          11/14/07          10,482,421
         9,474           Alaska Communications Systems
                          Holdings, Inc.................................          5.00          05/14/08           9,442,137
         7,372           Davel Financing Co., LLC (d)...................          7.25          06/23/05             516,045
         7,356           Fairpoint Communications, Inc..................      5.75 - 6.38       03/31/06           7,200,058
        14,586           Fairpoint Communications, Inc..................      5.94 - 6.00       03/31/07          14,276,380
         4,954           Global Crossing Holdings, Ltd. (d).............          6.91          06/30/06           1,106,510
        25,000           KMC Telecom, Inc...............................          7.50          04/01/07          15,833,259
        17,000           McleodUSA Inc..................................          5.23          05/30/08          10,785,480
         5,000           Telecommunications Services Inc................          6.59          12/31/06           4,756,250
        15,833           Teligent Inc. (d)..............................          8.25          06/30/06             764,519
         3,167           Teligent Inc. (Revolver) (d)...................          8.25          06/30/06             236,315
        10,000           WCI Capital Corp. (d)..........................          8.25          09/30/07             208,300
         3,750           XO Communications, Inc.........................          6.50          12/31/06           2,287,500
         2,500           XO Communications, Inc.........................          7.00          06/30/07           1,531,250
         7,000           XO Communications, Inc. (Participation Goldman,
                          Sachs & Co.) (c)..............................          7.00          06/30/07           4,287,500
                                                                                                              --------------
                                                                                                                  86,026,424
                                                                                                              --------------
                         TEXTILES (0.8%)
         1,065           Joan Fabrics Corp..............................          5.91          06/30/05             947,290
           550           Joan Fabrics Corp..............................          6.31          06/30/06             489,344
        10,661           Polymer Group, Inc.............................          9.25          12/20/05           9,824,563
         3,940           Polymer Group, Inc.............................          9.50          12/30/06           3,666,170
                                                                                                              --------------
                                                                                                                  14,927,367
                                                                                                              --------------
                         TOBACCO (0.5%)
         8,949           Commonwealth Brands, Inc.......................          5.44          12/31/04           8,971,170
                                                                                                              --------------
                         TRANSPORTATION (0.9%)
         9,100           Allied Worldwide, Inc..........................          5.89          11/18/07           8,834,213
         4,868           Quality Distribution, Inc......................      5.63 - 5.66       08/28/05           3,567,996
         4,173           Quality Distribution, Inc......................      5.88 - 5.91       02/28/06           4,162,663
                                                                                                              --------------
                                                                                                                  16,564,872
                                                                                                              --------------
                         WIRELESS TELECOMMUNICATIONS (4.2%)
         5,879           Arch Paging, Inc. (d)..........................         10.69          06/30/06             937,533
        21,250           Nextel Finance Co..............................          5.31          06/30/08          18,023,613
        21,250           Nextel Finance Co..............................          5.56          12/31/08          18,023,612
         2,500           Nextel Finance Co..............................          4.94          03/31/09           2,081,250
        20,000           Nextel Partners Operating Corp.................      6.65 - 6.80       01/29/08          17,800,000

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $10,000           Nextel Partners Operating Corp.................         6.36%          07/29/08      $    8,916,700
        12,500           Western Wireless Corp..........................      4.80 - 4.82       09/30/08          11,062,500
                                                                                                              --------------
                                                                                                                  76,845,208
                                                                                                              --------------
                         Total Senior Collateralized Term Loans
                          (COST $1,960,107,219)..........................................................      1,709,545,449
                                                                                                              --------------
                         Senior Notes (0.5%)
                         CABLE/SATELLITE TV (0.1%)
         9,563           Super Canal Holdings S.A. (d)..................         11.25          12/12/02           2,390,867
                                                                                                              --------------
                         CASINO/GAMING (0.3%)
         5,365           Harrah's Jazz Co. (e)..........................          4.66          04/30/05           4,587,252
                                                                                                              --------------
                         HOSPITAL/NURSING MANAGEMENT (0.1%)
         2,649           Genesis Health Ventures, Inc...................          6.88          10/02/07           2,664,802
                                                                                                              --------------
                         Total Senior Notes
                          (COST $17,276,242).............................................................          9,642,921
                                                                                                              --------------
                         Corporate Bonds (0.2%)
                         CHEMICALS: SPECIALTY (0.2%)
         1,388           Pioneer COS Inc................................          5.40          12/31/06           1,014,804
         4,163           PCI Chemicals Canada...........................         10.00          12/31/08           3,184,922
                                                                                                              --------------
                         Total Corporate Bonds
                          (COST $12,608,172).............................................................          4,199,726
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

      NUMBER OF
       SHARES                                                                                 VALUE

---------------------------------------------------------------------------------------------------------

                         Common Stocks (f) (1.3%)
                         APPAREL/FOOTWEAR (0.0%)
        61,460           London Fog Industries, Inc. (Restricted) (b)................     $      554,031
                                                                                          --------------
                         AUTOMOTIVE AFTERMARKET (0.0%)
       100,632           Safelite Glass Corp. (b)....................................             58,636
         6,793           Safelite Realty Corp. (b)...................................              3,958
                                                                                          --------------
                                                                                                  62,594
                                                                                          --------------
                         CHEMICALS: SPECIALTY (0.0%)
       269,227           Pioneer COS Inc.............................................            772,681
                                                                                          --------------
                         DATA PROCESSING SERVICES (0.1%)
       186,430           DecisionOne Corp. (b).......................................          1,414,286
                                                                                          --------------
                         ENVIRONMENTAL SERVICES (0.0%)
        19,445           Environmental Systems Products Holdings, Inc. (b)...........                  2
                                                                                          --------------
                         FOREST PRODUCTS (0.1%)
       245,386           Tembec Inc..................................................          1,932,476
                                                                                          --------------
                         HOSPITAL/NURSING MANAGEMENT (0.3%)
       335,539           Genesis Health Ventures, Inc................................          6,106,810
                                                                                          --------------
                         MANAGED HEALTH CARE (0.0%)
       517,459           Interim Healthcare, Inc. (b)................................            610,602
                                                                                          --------------
                         MISCELLANEOUS (0.6%)
       521,374           Washington Group............................................          9,994,740
                                                                                          --------------
                         MOVIES/ENTERTAINMENT (0.2%)
       230,095           United Artists Theatre Co...................................          2,761,144
                                                                                          --------------
                         Total Common Stocks
                          (COST $26,377,959).........................................         24,209,366
                                                                                          --------------
                         Non-Convertible Preferred Stock (b)(f) (0.0%)
                         ENVIRONMENTAL SERVICES (0.0%)
         3,317           Environmental Systems Products Holdings, Inc. (e)...........             31,508
                                                                                          --------------
                         HOSPITAL/NURSING MANAGEMENT (0.0%)
         3,889           Genesis Health Ventures, Inc................................            466,680
                                                                                          --------------
                         Total Non-Convertible Preferred Stocks
                          (COST $389,443)............................................            498,188
                                                                                          --------------

      NUMBER OF                                                                          EXPIRATION
      WARRANTS                                                                              DATE
---------------------                                                                    ----------

                         Warrants (b)(f) (0.0%)
                         AUTOMOTIVE AFTERMARKET (0.0%)
        24,761           Exide Corp..................................................     03/18/06             55,712
                                                                                                       --------------
                         TELECOMMUNICATIONS (0.0%)
         5,948           KMC Telecom Inc.............................................     04/15/08                 59
                                                                                                       --------------
                         Total Warrants
                          (COST $307)..............................................................            55,771
                                                                                                       --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

      PRINCIPAL
      AMOUNT IN                                                                   COUPON         MATURITY
      THOUSANDS                                                                    RATE            DATE            VALUE

------------------------------------------------------------------------------------------------------------------------------

                         Short-Term Investments (5.3%)
                         Commercial Paper (g)(h) (0.3%)
                         FINANCE - CONSUMER
       $ 5,000           General Elecrtic Capital Corp.
                          (COST $4,997,000)...............................         1.80%         04/10/02      $    4,997,000
                                                                                                               --------------
                         Repurchase Agreements (5.0%)
        68,207           Joint repurchase agreement account (dated
                         03/28/02; proceeds $68,221,670) (i)
                         (COST $68,207,000)...............................         1.936         04/01/02          68,207,000
        23,092           The Bank of New York (dated 03/28/02; proceeds
                          $23,095,917) (j)
                          (COST $23,091,748)..............................         1.65          04/01/02          23,091,748
                                                                                                               --------------
                         Total Repurchase Agreements
                          (COST $91,298,748)..............................................................         91,298,748
                                                                                                               --------------
                         Total Short-Term Investments
                          (COST $96,295,748)..............................................................         96,295,748
                                                                                                               --------------

                         Total Investments
                          (COST $2,113,055,090) (k)..................................    100.0%     1,844,447,169
                         Other Assets in Excess of Liabilities.......................     0.0              69,165
                                                                                         -----     --------------
                         Net Assets..................................................    100.0%    $1,844,516,334
                                                                                         =====     ==============

---------------------

   (a)                     FLOATING RATE SECURITIES. INTEREST RATES SHOWN ARE THOSE IN
                           EFFECT AT MARCH 31, 2002.
   (b)                     VALUED USING FAIR VALUE PROCEDURES - TOTAL AGGREGATE VALUE
                           IS $3,195,474.
   (c)                     PARTICIPATION INTERESTS WERE ACQUIRED THROUGH THE FINANCIAL
                           INSTITUTIONS INDICATED PARENTHETICALLY.
   (d)                     NON-INCOME PRODUCING SECURITY; LOAN OR NOTE IN DEFAULT.
   (e)                     PAYMENT-IN-KIND SECURITY.
   (f)                     NON-INCOME PRODUCING SECURITIES.
   (g)                     PURCHASED ON A DISCOUNT BASIS. THE INTEREST RATE SHOWN HAS
                           BEEN ADJUSTED TO REFLECT A MONEY MARKET EQUIVALENT YIELD.
   (h)                     ALL OF THIS SECURITY IS SEGREGATED IN CONNECTION WITH
                           UNFUNDED LOAN COMMITMENTS.
   (i)                     COLLATERALIZED BY FEDERAL AGENCY AND U.S. TREASURY
                           OBLIGATIONS.
   (j)                     COLLATERALIZED BY $24,573,833 U.S. TREASURY NOTE 3.50% DUE
                           11/15/06 VALUED AT $23,553,629.
   (k)                     THE AGGREGATE COST FOR FEDERAL INCOME TAX PURPOSES
                           APPROXIMATES THE AGGREGATE COST FOR BOOK PURPOSES. THE
                           AGGREGATE GROSS UNREALIZED APPRECIATION IS $10,654,485 AND
                           THE AGGREGATE GROSS UNREALIZED DEPRECIATION IS $279,262,406,
                           RESULTING IN NET UNREALIZED DEPRECIATION OF $268,607,921.

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS

Statement of Assets and Liabilities
MARCH 31, 2002 (UNAUDITED)

Assets:
Investments in securities, at value (cost $2,113,055,090)...    $1,844,447,169
Receivable for:
  Interest..................................................        12,957,635
  Shares of beneficial interest sold........................           609,801
  Investments sold..........................................            32,266
Prepaid expenses and other assets...........................         1,194,799
                                                                --------------
    Total Assets............................................     1,859,241,670
                                                                --------------
Liabilities:
Payable for:
  Investment advisory fee...................................         1,404,587
  Dividends to shareholders.................................           464,225
  Administration fee........................................           409,547
Payable to bank.............................................         6,083,999
Accrued expenses and other payables.........................         1,292,962
Deferred loan fees..........................................         5,070,016
Commitments and contingencies (Note 6)......................          --
                                                                --------------
    Total Liabilities.......................................        14,725,336
                                                                --------------
    Net Assets..............................................    $1,844,516,334
                                                                ==============
Composition of Net Assets:
Paid-in-capital.............................................     2,260,254,625
Net unrealized depreciation.................................      (268,607,921)
Accumulated undistributed net investment income.............         5,621,209
Accumulated net realized loss...............................      (152,751,579)
                                                                --------------
    Net Assets..............................................    $1,844,516,334
                                                                ==============
    Net Asset Value Per Share,
        216,675,321 shares outstanding (unlimited shares
       authorized of $.01 par value)........................    $         8.51
                                                                ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS CONTINUED

Statement of Operations
FOR THE SIX MONTHS ENDED MARCH 31, 2002 (UNAUDITED)

Net Investment Income:
Interest Income.............................................    $ 67,132,583
                                                                ------------
Expenses
Investment advisory fee.....................................       8,708,648
Administration fee..........................................       2,544,547
Transfer agent fees and expenses............................         595,646
Professional fees...........................................         402,632
Registration fees...........................................         197,709
Shareholder reports and notices.............................         179,569
Custodian fees..............................................          42,098
Trustees' fees and expenses.................................           8,688
Other.......................................................         120,799
                                                                ------------
    Total Expenses..........................................      12,800,336

Less: expense offset........................................          (9,942)
                                                                ------------

    Net Expenses............................................      12,790,394
                                                                ------------

    Net Investment Income...................................      54,342,189
                                                                ------------
Net Realized and Unrealized Gain (Loss):
Net realized loss...........................................     (82,634,344)
Net change in unrealized depreciation.......................      53,393,172
                                                                ------------
    Net Loss................................................     (29,241,172)
                                                                ------------

Net Increase................................................    $ 25,101,017
                                                                ============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS CONTINUED

Statement of Changes in Net Assets

                                                                  FOR THE SIX          FOR THE YEAR
                                                                  MONTHS ENDED            ENDED
                                                                 MARCH 31, 2002     SEPTEMBER 30, 2001
                                                                ----------------    ------------------
                                                                  (UNAUDITED)
Increase (Decrease) in Net Assets:
Operations:
Net investment income.......................................     $   54,342,189       $  204,256,593
Net realized loss...........................................        (82,634,344)         (56,444,249)
Net change in unrealized depreciation.......................         53,393,172         (269,173,695)
                                                                 --------------       --------------

    Net Increase (Decrease).................................         25,101,017         (121,361,351)

Dividends to shareholders from net investment income........        (54,601,562)        (201,153,884)

Net decrease from transactions in shares of beneficial
 interest...................................................       (321,270,473)        (366,527,027)
                                                                 --------------       --------------

    Net Decrease............................................       (350,771,018)        (689,042,262)

Net Assets:
Beginning of period.........................................      2,195,287,352        2,884,329,614
                                                                 --------------       --------------

End of Period (Including accumulated undistributed net
 investment income of $5,621,209 and $5,880,582,
 respectively)..............................................     $1,844,516,334       $2,195,287,352
                                                                 ==============       ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS CONTINUED

Statement of Cash Flows
FOR THE SIX MONTHS ENDED MARCH 31 , 2002 (UNAUDITED)

Increase (Decrease) in Cash:
Cash Flows Provided by Operating Activities:
Net increase in net assets from operations..................    $  25,101,017
Adjustments to reconcile net increase in net assets from
 operations to net cash provided by operating activities:
  Purchases of investments..................................     (144,139,405)
  Principal repayments/sales of investments.................      428,586,881
  Net sales/maturities of short-term investments............       19,356,693
  Decrease in receivables and other assets related to
   operations...............................................        1,877,433
  Increase in payables related to operations................        5,807,041
  Net loan fees received....................................        1,955,735
  Amortization of loan fees.................................       (1,067,155)
  Accretion of discounts....................................         (531,165)
  Net realized loss on investments..........................       82,634,344
  Net unrealized appreciation on investments................      (53,393,172)
                                                                -------------

    Net Cash Provided By Operating Activities...............      366,188.247
                                                                -------------

Cash Flows Used for Financing Activities:
Shares of beneficial interest sold..........................       15,412,310
Shares tendered.............................................     (359,619,726)
Dividends from net investment income (net of reinvested
 dividends of $22,624,541)..................................      (29,456,081)
                                                                -------------

    Net Cash Used for Financing Activities..................     (373,663,497)
                                                                -------------

Net Decrease in Cash........................................       (7,475,250)
                                                                -------------

Cash Balance at Beginning of Year...........................        7,475,250
                                                                -------------

Cash Balance at End of Year.................................    $           0
                                                                =============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / MARCH 31, 2002 (UNAUDITED)

1. Organization and Accounting Policies
Morgan Stanley Prime Income Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

The following is a summary of significant accounting policies:

A. Valuation of Investments -- (1) Certain senior collateralized loans ("Senior Loans") are valued based on quotations received from an independent pricing service; (2) Senior Loans for which quotations are unavailable are valued based on prices received from an independent pricing service that are calculated pursuant to a derived pricing methodology. The derived pricing methodology calculates a price for a Senior Loan by incorporating certain market information, including a Senior Loan's credit rating and interest rate, and comparing such information to Senior Loans in similar industries for which market information is available; (3) portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (4) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees; and (5) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

B. Accounting for Investments -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a facility fee, which is a fee paid to lenders upon

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

origination of a Senior Loan and/or a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust amortizes the facility fee and accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. Joint Repurchase Agreement Account -- Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the Trust, along with other affiliated entities managed by the Investment Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements for cash, or U.S. Treasury or federal agency obligations.

D. Senior Loans -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

E. Federal Income Tax Status -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

F. Dividends and Distributions to Shareholders -- The Trust records dividends and distributions to its shareholders on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent they exceed net investment income and net realized capital gains for tax purposes, they are reported as distributions of paid-in-capital.

2. Investment Advisory/Administration Agreements
Pursuant to an Investment Advisory Agreement with Morgan Stanley Investment Advisors Inc. (the "Investment Advisor"), the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million; 0.85% to the portion of the daily net assets exceeding $500 million but not exceeding
$1.5 billion; 0.825% to the portion of daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.80% to the portion of daily net assets exceeding $2.5 billion, but not exceeding $3 billion; and 0.775% to the portion of daily net assets in excess of $3 billion.

Pursuant to an Administration Agreement with Morgan Stanley Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

3. Security Transactions and Transactions with Affiliates
The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the six months ended
March 31, 2002 aggregated $144,138,337 and $427,301,489, respectively.

Shares of the Trust are distributed by Morgan Stanley Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the six months ended March 31, 2002, the Investment Advisor has informed the Trust that it received approximately $3,444,700 in early withdrawal charges.

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

Morgan Stanley Trust, an affiliate of the Investment Advisor, Administrator and Distributor, is the Trust's transfer agent. At March 31, 2002, the Trust had transfer agent fees and expenses payable of approximately $51,000.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the six months ended March 31, 2002 included in Trustees' fees and expenses in the Statement of Operations amounted to $3,150. At March 31, 2002, the Trust had an accrued pension liability of $55,888 which is included in accrued expenses in the Statement of Assets and Liabilities.

4. Federal Income Tax Status
At September 30, 2001, the Trust had a net capital loss carryover of approximately $12,924,000 of which $7,661,000 will be available through September 30, 2007 and $5,263,000 will be available through September 30, 2009 to offset future capital gains to the extent provided by regulations.

Capital losses incurred after October 31 ("post-October losses") within the taxable year are deemed to arise on the first business day of the Trust's next taxable year. The Trust incurred and will elect to defer net capital loss of approximately $56,257,000 during fiscal 2001.

As of September 30, 2001, the Trust had temporary book/tax differences primarily attributable to post-October losses, tax adjustments on revolver loans and term loans held by the Trust and interest on loans in default.

5. Shares of Beneficial Interest
Transactions in shares of beneficial interest were as follows:

                                                                   SHARES             AMOUNT
                                                                -------------    ----------------
Balance, September 30, 2000.................................     296,722,545      $2,948,052,125
Shares sold.................................................      28,998,963         273,888,233
Shares issued to shareholders for reinvestment of
 dividends..................................................       9,242,666          85,338,367
Shares tendered (four quarterly tender offers)..............     (80,321,553)       (725,753,627)
                                                                 -----------      --------------
Balance, September 30, 2001.................................     254,642,621       2,581,525,098
Shares sold.................................................       1,861,946          15,724,712
Shares issued to shareholders for reinvestment of
 dividends..................................................       2,681,997          22,624,541
Shares tendered (four quarterly tender offers)..............     (42,511,243)       (359,619,726)
                                                                 -----------      --------------
Balance, March 31, 2002.....................................     216,675,321      $2,260,254,625
                                                                 ===========      ==============

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / MARCH 31, 2002 (UNAUDITED) CONTINUED

On April 25, 2002, the Trustees approved a tender offer to purchase up to 50 million shares of beneficial interest to commence on May 22, 2002.

6. Commitments and Contingencies
As of March 31, 2002, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                                   UNFUNDED
BORROWER                                                          COMMITMENT
--------                                                        --------------
Arena Brands, Inc...........................................      $  355,917
Aurora Foods, Inc...........................................       1,152,291
Spalding Holdings Corp......................................         476,172
World Kitchen Consumer Products, Inc........................          39,272
                                                                  ----------
                                                                  $2,023,652
                                                                  ==========

The total value of securities segregated for unfunded loan commitments was $4,997,000.

7. Expense Offset
The expense offset represents a reduction of the custodian fees for earnings on cash balances maintained by the Trust.

8. Litigation
On November 14, 2001, an alleged class action lawsuit was filed on behalf of certain investors in Morgan Stanley Prime Income Trust alleging that, during the period from November 1, 1998 through April 26, 2001, the Trust, its investment advisor and a related entity, its administrator, certain of its officers, and certain of its Trustees violated certain provisions of the Securities Act of 1933 and common law by allegedly misstating the Trust's net asset value in its prospectus, registration statement and financial reports. Each of the defendants believes the lawsuit to be without merit and intends to vigorously contest the action.

Morgan Stanley Prime Income Trust
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                        FOR THE SIX                      FOR THE YEAR ENDED SEPTEMBER 30,
                                        MONTHS ENDED    -------------------------------------------------------------------
                                       MARCH 31, 2002      2001          2000          1999          1998          1997
                                       --------------   -----------   -----------   -----------   -----------   -----------
                                        (UNAUDITED)
Selected Per Share Data:
Net asset value, beginning of
 period...............................   $     8.62     $     9.72    $     9.87    $     9.91    $     9.95    $     9.94
                                         ----------     ----------    ----------    ----------    ----------    ----------
Income (loss) from investment
 operations:
  Net investment income...............         0.23           0.69          0.82          0.70          0.71          0.75
  Net realized and unrealized loss....        (0.11)         (1.11)        (0.16)        (0.05)        (0.03)       -
                                         ----------     ----------    ----------    ----------    ----------    ----------
Total income (loss) from investment
 operations...........................         0.12          (0.42)         0.66          0.65          0.68          0.75
                                         ----------     ----------    ----------    ----------    ----------    ----------

Less dividends from net investment
 income...............................        (0.23)         (0.68)        (0.81)        (0.69)        (0.72)        (0.74)
                                         ----------     ----------    ----------    ----------    ----------    ----------

Net asset value, end of period........   $     8.51     $     8.62    $     9.72    $     9.87    $     9.91    $     9.95
                                         ==========     ==========    ==========    ==========    ==========    ==========

Total Return+.........................         1.40%(1)      (4.54)%        6.87%         6.72%         7.14%         7.78%

Ratios to Average Net Assets:
Expenses..............................         1.26%(2)       1.20 %        1.21%         1.22%         1.29%         1.40%
Net investment income.................         5.34%(2)       7.53 %        8.26%         7.02%         7.17%         7.53%
Supplemental Data:
Net assets, end of period, in
 thousands............................   $1,844,516     $2,195,287    $2,884,330    $2,513,959    $1,996,709    $1,344,603
Portfolio turnover rate...............            8%(1)         29 %          45%           44%           68%           86%

---------------------

          +             DOES NOT REFLECT THE DEDUCTION OF SALES CHARGE. CALCULATED
                        BASED ON THE NET ASSET VALUE AS OF THE LAST BUSINESS DAY OF
                        THE PERIOD. DIVIDENDS AND DISTRIBUTIONS ARE ASSUMED TO BE
                        REINVESTED AT THE PRICES OBTAINED UNDER THE TRUST'S DIVIDEND
                        REINVESTMENT PLAN.
         (1)            NOT ANNUALIZED.
         (2)            ANNUALIZED.

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001

      PRINCIPAL
      AMOUNT IN                                                                  COUPON         MATURITY
      THOUSANDS                                                                   RATE            DATE            VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         Senior Collateralized Term Loans (a) (93.5%)
                         AEROSPACE & DEFENSE (2.3%)
       $ 9,950           Alliant Techsystems Inc........................         6.75%          04/20/09      $   10,058,853
        14,508           Avborne, Inc...................................      7.69 - 9.25       06/30/05          14,290,727
         6,842           Decrane Aircraft Holdings, Inc.................      7.49 - 7.50       09/30/05           6,705,473
        12,773           The Fairchild Corporation......................          6.58          04/30/06          11,495,295
         8,000           United Defense Industries, Inc.................          6.83          08/13/09           8,013,760
                                                                                                              --------------
                                                                                                                  50,564,108
                                                                                                              --------------
                         ADVERTISING/MARKETING (0.4%)
        10,000           Adams Outdoor Advertising Ltd..................          6.47          02/08/08           9,987,500
                                                                                                              --------------
                         AIR FREIGHT/COURIERS (1.0%)
         8,337           Erickson Air-Crane Co., L.L.C..................          8.41          12/31/04           7,753,083
           933           Evergreen International Aviation, Inc..........          6.96          05/31/02             708,902
         5,578           Evergreen International Aviation, Inc..........          7.01          05/07/03           4,239,403
         6,297           Evergreen International Aviation, Inc..........          7.09          05/02/04           4,785,519
         7,013           First Security Bank, National Association as
                          Owner Trustee.................................          8.95          05/07/03           5,330,000
                                                                                                              --------------
                                                                                                                  22,816,907
                                                                                                              --------------
                         APPAREL/FOOTWEAR (1.5%)
        14,236           American Marketing Industries, Inc.............          9.25          11/29/02          11,531,408
         3,840           American Marketing Industries, Inc.............          9.25          11/30/03           3,110,400
         2,667           American Marketing Industries, Inc.............          9.25          11/30/04           2,160,618
         4,123           American Marketing Industries, Inc.............          9.25          11/30/05           3,339,225
         5,901           Arena Brands, Inc..............................      6.95 - 7.48       06/01/02           5,458,320
         1,727           Arena Brands, Inc. (Revolver)..................      5.91 - 8.75       06/01/02           1,597,860
         5,131           Levi Strauss & Co..............................          6.83          08/29/03           4,789,376
         1,000           The William Carter Co..........................          7.09          08/15/08           1,005,000
                                                                                                              --------------
                                                                                                                  32,992,207
                                                                                                              --------------
                         AUTO PARTS - O.E.M. (2.2%)
         9,850           Amcan Consolidated Technologies Corp...........          6.63          03/28/07           9,386,730
         6,233           J.L. French Automotive Castings, Inc...........      7.19 - 7.22       10/21/06           4,471,953
        19,980           Metaldyne Co., LLC.............................          7.75          11/28/08          17,299,283
         6,613           Polypore Inc...................................          6.88          12/31/06           6,638,246
         2,254           Tenneco, Inc...................................      7.42 - 7.46       11/04/07           1,754,475
         2,255           Tenneco, Inc...................................      7.67 - 7.71       05/04/08           1,754,475
         9,136           Transportation Technologies
                          Industries, Inc...............................      6.60 - 7.92       03/31/07           6,349,424
                                                                                                              --------------
                                                                                                                  47,654,586
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         AUTOMOTIVE AFTERMARKET (0.4%)
       $ 7,835           Exide Corp.....................................      7.09 - 8.76%      03/18/05      $    6,868,627
         2,103           Safelite Glass Corp............................      8.08 - 9.44       09/30/07           1,998,165
                                                                                                              --------------
                                                                                                                   8,866,792
                                                                                                              --------------
                         BEVERAGES - NON-ALCOHOLIC (0.4%)
         9,223           The American Bottling Co.......................          6.72          10/07/07           9,227,203
                                                                                                              --------------
                         BROADCAST/MEDIA (2.4%)
        20,000           Benedek Broadcasting Corp......................      8.27 - 8.46       11/20/07          17,900,000
        16,031           Emmis Communications Corp......................      6.44 - 6.75       08/31/09          15,612,826
         5,000           Gray Communications Systems, Inc...............          8.00          09/30/09           5,014,050
         3,214           Nassau Broadcasting Partners I, LLC............         11.00          12/04/07           3,125,777
        10,000           Susquehanna Media Co...........................          5.19          06/30/08          10,062,500
         1,000           Telemundo Group Inc............................          6.72          05/15/08             998,750
                                                                                                              --------------
                                                                                                                  52,713,903
                                                                                                              --------------
                         CABLE/SATELLITE TV (5.0%)
         4,000           Century Cable Holdings, LLC....................          6.86          06/30/09           3,916,000
        20,000           Century Cable Holdings, LLC....................          6.79          12/31/09          19,580,000
        28,000           Charter Communications Operating, LLC..........          6.21          03/18/08          27,191,640
        10,000           Charter Communications Operating, LLC..........          6.26          09/18/08           9,725,700
         3,474           Classic Cable, Inc.............................         10.75          01/31/08           3,183,632
         5,862           Classic Cable, Inc.............................         10.75          01/31/08           5,372,378
        16,000           Insight Midwest Holdings, LLC..................          5.50          12/31/09          15,988,000
        10,000           IIC Iowa LLC...................................      6.26 - 6.29       09/30/10           9,944,800
        10,000           RCN Corp.......................................          7.75          06/03/07           7,480,000
         6,500           Videotron Itee.................................      6.24 - 6.56       12/01/09           6,534,515
                                                                                                              --------------
                                                                                                                 108,916,665
                                                                                                              --------------
                         CASINO/GAMING (1.3%)
        10,000           Alliance Gaming Corp...........................      6.72 - 7.57       12/31/06           9,956,200
         3,618           Ameristar Casinos, Inc.........................          6.38          12/20/06           3,613,111
         3,101           Ameristar Casinos, Inc.........................          7.69          12/20/07           3,096,952
         5,285           Harrah's Jazz Co...............................          6.54          04/30/05           4,518,740
         3,697           Isle of Capri Casinos, Inc.....................      6.83 - 7.25       03/02/06           3,655,120
         3,235           Isle of Capri Casinos, Inc.....................      9.98 - 10.07      03/02/07           3,198,230
                                                                                                              --------------
                                                                                                                  28,038,353
                                                                                                              --------------
                         CELLULAR TELEPHONE (4.9%)
         4,701           American Cellular Corp.........................          6.58          03/31/08           4,628,907
         5,362           American Cellular Corp.........................          8.53          03/31/09           5,275,087
        16,309           Centennial Puerto Rico Operating Corp..........      6.60 - 6.65       05/31/07          15,605,867
        10,115           Centennial Puerto Rico Operating Corp..........      6.74 - 7.13       11/30/07           9,678,399

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 4,913           Dobson Operating Co., L.L.C....................         5.67%          12/31/07      $    4,859,691
        14,774           Dobson Operating Co., L.L.C....................          6.58          03/31/08          14,649,412
        35,601           Microcell Connexions, Inc......................      6.22 - 6.71       03/01/06          28,481,260
        12,321           Rural Cellular Corp............................          6.88          10/03/08          12,062,812
        12,321           Rural Cellular Corp............................          9.72          04/03/09          12,064,187
                                                                                                              --------------
                                                                                                                 107,305,622
                                                                                                              --------------
                         CHEMICALS: MAJOR DIVERSIFIED (0.7%)
         7,444           Hercules Inc...................................          5.87          11/15/05           7,265,100
        10,000           Huntsman Corp. (b).............................         10.75          12/31/05           7,975,000
                                                                                                              --------------
                                                                                                                  15,240,100
                                                                                                              --------------
                         CHEMICALS: SPECIALTY (2.4%)
         7,350           Huntsman ICI Chemicals LLC.....................      6.56 - 6.75       06/30/07           7,080,476
         7,350           Huntsman ICI Chemicals LLC.....................          6.00          06/30/08           7,080,475
        11,970           ISP Chemco, Inc................................      6.56 - 6.75       06/27/08          11,850,300
         4,726           Noveon, Inc....................................      7.06 - 7.13       09/30/08           4,630,023
         6,773           Pioneer America Acqusitions Corp. (d)..........      9.75 - 10.25      12/05/06           1,794,713
         8,000           Pioneer Americas, Inc. (d).....................     10.13 - 10.63      12/05/06           3,400,000
        10,000           RK Polymers LLC................................          7.81          03/02/09           9,758,220
         7,642           Vining Industries, Inc.........................          6.67          03/31/05           6,686,824
                                                                                                              --------------
                                                                                                                  52,281,031
                                                                                                              --------------
                         COAL (0.2%)
        13,559           Quaker Coal Company, Inc. (d)..................          8.00          06/30/06           4,237,093
                                                                                                              --------------
                         COMPUTER PERIPHERALS (0.7%)
        14,925           Seagate Technology (US) Holdings, Inc..........          6.56          11/22/06          14,626,500
                                                                                                              --------------
                         COMPUTER COMMUNICATIONS (0.7%)
        16,143           Acterna Corporation............................          6.96          09/30/07          14,367,087
                                                                                                              --------------
                         COMPUTERS SOFTWARE AND SERVICES (0.2%)
         7,044           DecisionOne Corp...............................      8.08 - 8.33       04/18/05           5,458,724
                                                                                                              --------------
                         CONSTRUCTION MATERIALS (0.9%)
        11,563           Dayton Superior Corp...........................      6.63 - 6.81       06/01/08          11,504,688
         8,403           Onex ABCO Limited Partnership..................          7.32          11/15/05           7,563,103
                                                                                                              --------------
                                                                                                                  19,067,791
                                                                                                              --------------
                         CONSUMER SUNDRIES (1.3%)
         8,071           Amscan Holdings, Inc...........................      6.50 - 6.53       12/31/04           7,444,373
         8,903           Jostens, Inc...................................          7.07          05/03/08           8,817,404
           980           World Kitchen, Inc. (Revolver).................      6.61 - 8.75       04/09/05             654,151
        15,520           World Kitchen, Inc.............................      6.84 - 7.62       10/09/06          10,760,481
                                                                                                              --------------
                                                                                                                  27,676,409
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         CONSUMER/BUSINESS SERVICES (2.6%)
       $ 6,435           Bridge Information Systems, Inc. (d)...........         9.25%          05/29/03      $    3,539,302
         2,566           Bridge Information Systems, Inc. (Revolver)
                          (d)...........................................          9.25          05/29/03           1,411,390
        14,610           Bridge Information Systems, Inc. (d)...........          9.50          05/29/05           8,035,434
        18,936           Buhrmann US Inc................................          6.95          10/26/07          18,320,786
         7,308           InfoUSA, Inc...................................          7.63          06/30/06           6,979,168
         3,980           Iron Mountain, Inc.............................          6.28          02/08/06           4,012,676
         8,995           Prime Succession, Inc..........................      7.88 - 9.50       08/29/03           6,746,566
         8,674           Rose Hills Co..................................          6.38          12/01/03           8,283,969
                                                                                                              --------------
                                                                                                                  57,329,291
                                                                                                              --------------
                         CONTAINERS/PACKAGING (3.4%)
        10,000           Crown Cork & Seal Co., Inc.....................          7.31          02/04/02           9,937,500
         1,741           Graham Packaging Co............................          6.13          01/31/06           1,636,861
         8,007           Graham Packaging Co............................      6.31 - 7.75       01/31/07           7,526,770
         9,685           Greif Bros. Corp...............................          6.95          02/28/08           9,679,782
         8,955           Impress Metal Packaging Holdings B.V...........          6.96          12/31/06           8,238,600
        14,000           LLS Corp.......................................      7.30 - 7.32       07/31/06          10,710,000
         4,603           Nexpak Corp....................................          6.16          12/31/05           3,497,958
         4,602           Nexpak Corp....................................          6.41          12/31/06           3,497,959
         9,821           Pliant Corp....................................      7.31 - 7.63       05/31/08           9,330,357
         4,938           Tekni-Plex, Inc................................          7.25          06/21/08           4,756,442
         6,971           United States Can Co...........................          7.56          10/04/08           6,793,077
                                                                                                              --------------
                                                                                                                  75,605,306
                                                                                                              --------------
                         DISCOUNT STORES (0.5%)
        10,009           Tuesday Morning Corp...........................          6.89          12/29/04          10,033,907
                                                                                                              --------------
                         DIVERSIFIED - MANUFACTURING (0.8%)
        17,861           Dayco Products, LLC............................      6.91 - 7.11       05/31/07          17,302,945
                                                                                                              --------------
                         DRUGSTORE CHAINS (0.6%)
        13,485           Duane Reade, Inc...............................      6.13 - 6.31       02/15/07          13,425,552
                                                                                                              --------------
                         ELECTRIC UTILITIES (0.4%)
         9,900           Western Resources, Inc.........................          6.33          03/17/03           9,734,967
                                                                                                              --------------
                         ELECTRONIC COMPONENTS (1.0%)
         7,235           Communications Instruments, Inc................      7.25 - 9.00       03/15/04           7,126,293
         8,246           Dynamic Details, Inc...........................          5.67          04/22/05           8,040,076
         6,930           Knowles Electronics, Inc.......................      6.36 - 6.88       06/29/07           6,410,250
                                                                                                              --------------
                                                                                                                  21,576,619
                                                                                                              --------------
                         ELECTRONIC PRODUCTION EQUIPMENT (0.2%)
         5,525           Telex Communications, Inc......................      7.61 - 7.79       11/06/04           4,696,565
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         ENERGY (0.4%)
       $ 9,023           AES Texas Funding III, LLC.....................         6.56%          03/31/02      $    8,774,942
                                                                                                              --------------
                         ENGINEERING & CONSTRUCTION (0.4%)
        14,925           Washington Group International, Inc. (d).......          8.75          07/07/07           9,775,875
                                                                                                              --------------
                         ENTERTAINMENT & LEISURE (0.5%)
        10,000           Six Flags, Inc.................................      6.47 - 6.58       09/30/05           9,926,900
                                                                                                              --------------
                         ENVIRONMENTAL SERVICES (1.8%)
        13,260           Allied Waste Industries, Inc...................      6.56 - 6.69       07/30/06          13,120,653
        15,912           Allied Waste Industries, Inc...................      7.94 - 10.00      07/30/07          15,744,783
         6,009           Environmental Systems Products
                          Holdings, Inc.................................      7.58 - 7.73       12/31/04           4,878,077
         3,401           Environmental Systems Products Holdings, Inc.
                          (e)...........................................      7.21 - 7.24       12/31/04           1,830,579
         3,600           Stericycle, Inc................................          7.07          11/10/06           3,608,424
                                                                                                              --------------
                                                                                                                  39,182,516
                                                                                                              --------------
                         FINANCE - COMMERCIAL (0.6%)
        14,812           Outsourcing Solutions Inc......................          7.77          06/10/06          13,911,277
                                                                                                              --------------
                         FINANCE/RENTAL/LEASING (1.7%)
        29,502           NationsRent, Inc...............................          8.25          07/20/06          20,897,152
         4,099           Rent-A-Center, Inc.............................      5.33 - 5.37       01/31/06           4,067,437
         5,055           Rent-A-Center, Inc.............................      7.15 - 7.51       01/31/07           5,015,501
         6,983           United Rentals, Inc............................      5.97 - 6.60       08/31/07           6,902,480
                                                                                                              --------------
                                                                                                                  36,882,570
                                                                                                              --------------
                         FINANCIAL PUBLISHING/SERVICES (0.3%)
         7,845           Merrill Communications LLC.....................         11.00          11/23/07           5,883,891
                                                                                                              --------------
                         FOOD RETAIL (1.1%)
        10,694           Big V Supermarkets, Inc. (d)...................         10.63          08/10/03           8,554,928
         4,312           Big V Supermarkets, Inc. (d)...................         10.88          11/10/03           3,449,878
        12,968           Winn-Dixie Stores, Inc.........................          6.38          03/28/07          12,983,709
                                                                                                              --------------
                                                                                                                  24,988,515
                                                                                                              --------------
                         FOOD & BEVERAGES (2.9%)
         3,897           Agrilink Foods, Inc............................          6.59          09/30/04           3,702,547
         3,996           Agrilink Foods, Inc............................          6.84          09/30/05           3,795,726
         7,273           Aurora Foods, Inc..............................          7.33          06/30/05           7,072,798
         4,033           Aurora Foods, Inc. (Revolver)..................      7.33 - 7.39       06/30/05           4,606,987
         6,878           Aurora Foods, Inc..............................          7.83          09/30/06           6,691,257
        14,833           B&G Foods, Inc.................................      8.56 - 8.40       03/03/06          14,499,283
         3,375           CP Kelco ApS & CP Kelco US.....................          7.46          03/31/08           3,159,000
         1,125           CP Kelco ApS & CP Kelco US.....................          7.71          09/30/08           1,054,125
         2,293           Eagle Family Foods, Inc........................      7.69 - 7.71       12/31/05           2,080,768

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 7,060           Merisant Company...............................         5.89%          03/31/07      $    7,056,612
         9,000           Pinnacle Foods Corp............................          6.61          05/22/08           8,988,750
                                                                                                              --------------
                                                                                                                  62,707,853
                                                                                                              --------------
                         HOME BUILDING (1.2%)
         3,313           Atrium Companies, Inc..........................          7.01          06/30/05           3,221,692
         5,343           Atrium Companies, Inc..........................      6.77 - 9.00       06/30/06           5,196,411
        10,847           Formica Corp...................................      6.67 - 7.76       04/30/06           8,731,826
         9,850           Therma-Tru Holdings, Inc.......................          6.38          05/09/07           9,702,250
                                                                                                              --------------
                                                                                                                  26,852,179
                                                                                                              --------------
                         HOSPITAL/NURSING MANAGEMENT (3.2%)
         5,887           Columbia - HealthOne, LLC......................          7.08          06/30/05           5,922,996
         6,575           Community Health Systems, Inc..................          6.54          12/31/03           6,601,249
         6,575           Community Health Systems, Inc..................          7.04          12/31/04           6,607,430
         2,849           Community Health Systems, Inc..................          7.29          12/31/05           2,866,803
         7,982           FHC Health Systems, Inc........................          6.70          04/30/05           7,782,328
         7,982           FHC Health Systems, Inc........................          6.95          04/30/06           7,782,328
         4,150           GEAC/Multicare Co., Inc. (d)...................          7.50          09/30/04           3,195,625
         1,376           GEAC/Multicare Co., Inc. (d)...................          7.75          06/01/05           1,059,760
         4,289           Genesis Health Ventures, Inc. (d)..............          7.33          09/30/04           3,179,279
         4,268           Genesis Health Ventures, Inc. (d)..............          7.58          06/01/05           3,163,686
         9,468           Interim Healthcare, Inc. (d)...................          8.50          02/29/04           2,603,755
         3,495           Interim Healthcare, Inc. (d)...................          9.00          02/28/05             961,096
         1,596           Magellan Health Services, Inc..................          6.44          02/12/05           1,595,980
         1,596           Magellan Health Services, Inc..................          6.89          02/12/06           1,595,980
        11,000           Triad Hospitals, Inc...........................          6.53          09/30/08          11,100,430
         3,699           Ventas Realty, Limited Partnership.............          7.46          12/31/05           3,655,344
                                                                                                              --------------
                                                                                                                  69,674,069
                                                                                                              --------------
                         HOTELS/RESORTS (1.3%)
         1,980           Meristar Hospitality Operating Partnership,
                          L.P...........................................          4.69          01/31/04           1,915,368
         6,462           Sunburst Hospitality Corp......................          7.58          12/31/05           6,430,236
         7,538           Wyndham International, Inc.....................          8.38          06/30/04           6,545,872
        15,000           Wyndham International, Inc.....................          7.88          06/30/06          12,543,750
                                                                                                              --------------
                                                                                                                  27,435,226
                                                                                                              --------------
                         INDUSTRIAL MACHINERY (2.4%)
         4,909           Flowserve Corp.................................      6.19 - 7.06       06/30/08           4,925,934
         8,253           Formax, Inc....................................      5.79 - 7.75       06/30/05           7,922,611
         4,510           Mueller Group, Inc.............................      7.25 - 7.45       08/16/06           4,861,192
         4,900           Mueller Group, Inc.............................      7.50 - 7.73       08/16/07           4,861,192
         4,340           Mueller Group, Inc.............................      7.50 - 7.73       08/16/07           3,933,528

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 9,850           SPX Corp.......................................      6.13 - 6.44%      12/31/06      $    9,830,004
        16,940           SPX Corp.......................................      6.25 - 6.38       12/31/07          16,891,213
                                                                                                              --------------
                                                                                                                  53,225,674
                                                                                                              --------------
                         INDUSTRIAL SPECIALTIES (1.9%)
        10,792           Advanced Glassfiber Yarns, LLC.................          6.10          09/30/05          10,467,989
         3,659           Jet Plastica Industries, Inc...................          6.75          12/31/02           2,836,081
         8,822           Jet Plastica Industries, Inc...................          7.25          12/31/04           6,836,757
         2,043           Jet Plastica Industries, Inc. (Revolver).......      6.63 - 6.75       12/31/04           1,583,513
         7,369           MetoKote Corp..................................      7.63 - 7.75       11/02/05           6,300,282
        14,863           Panolam Industries International, Inc. and
                          Panolam Industries, Ltd.......................      6.88 - 8.75       11/24/06          14,417,182
                                                                                                              --------------
                                                                                                                  42,441,804
                                                                                                              --------------
                         MEDICAL SPECIALTIES (0.6%)
         6,024           Dade Behring, Inc..............................          7.13          06/30/06           4,889,310
         6,024           Dade Behring, Inc..............................          7.13          06/30/07           4,889,310
         9,591           Medical Specialties Group, Inc. (d)............      9.00 - 9.75       09/30/01           4,172,046
                                                                                                              --------------
                                                                                                                  13,950,666
                                                                                                              --------------
                         MEDICAL/NURSING SERVICES (0.4%)
         9,714           American Homepatient, Inc......................          7.19          12/31/02           8,208,393
                                                                                                              --------------
                         MISCELLANEOUS COMMERCIAL SERVICES (0.4%)
         9,850           Encompass Services Corp........................          5.92          05/10/07           9,492,938
                                                                                                              --------------
                         MISCELLANEOUS MANUFACTURING (1.2%)
         9,564           Citation Corp..................................      7.50 - 7.63       12/01/07           7,890,467
         1,800           Desa International, Inc........................          7.25          11/26/03           1,548,000
         6,261           Desa International, Inc........................          7.25          11/26/04           5,384,648
         6,349           Doskocil Manufacturing Co......................          9.00          09/30/04           4,676,844
        16,885           Insilco Technologies, Inc......................         11.75          08/25/07           7,682,647
                                                                                                              --------------
                                                                                                                  27,182,606
                                                                                                              --------------
                         MOVIES/ENTERTAINMENT (0.5%)
         4,426           Panavision, Inc................................      6.23 - 6.74       03/31/05           3,547,389
         7,157           United Artists Theatre Co......................          7.58          02/02/05           6,949,523
                                                                                                              --------------
                                                                                                                  10,496,912
                                                                                                              --------------
                         MULTI-SECTOR COMPANIES (0.9%)
        19,000           Mafco Finance Corp.............................          7.58          06/15/02          18,893,220
                                                                                                              --------------
                         OFFICE EQUIPMENT/SUPPLIES (0.5%)
         9,675           Global Imaging Systems, Inc....................      5.85 - 6.79       06/30/06           9,651,067
         7,999           US Office Products Co. (d).....................          9.50          06/09/06           1,389,832
                                                                                                              --------------
                                                                                                                  11,040,899
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         OILFIELD SERVICES/EQUIPMENT (0.4%)
       $ 8,711           US Synthetic Corp..............................      6.48 - 7.57%      05/31/05      $    8,275,000
                                                                                                              --------------
                         OIL & GAS PIPELINES (0.4%)
         9,000           PMC (Novia Scotia) Co..........................          5.83          05/05/06           9,045,000
                                                                                                              --------------
                         OTHER CONSUMER SERVICES (0.7%)
         7,733           PCA International, Inc.........................          7.29          08/25/05           6,650,667
         7,743           Volume - Services, Inc.........................          7.50          12/03/06           7,769,825
                                                                                                              --------------
                                                                                                                  14,420,492
                                                                                                              --------------
                         OTHER METALS/MINERALS (0.9%)
         9,684           Better Minerals & Aggregates Company...........      7.56 - 9.25       09/30/07           9,006,316
         7,484           CII Carbon, Inc................................          6.58          06/25/08           6,735,406
         4,000           IMC Global, Inc................................      6.72 - 7.50       11/17/06           3,992,480
                                                                                                              --------------
                                                                                                                  19,734,202
                                                                                                              --------------
                         PHARMACEUTICALS: MAJOR (0.2%)
         4,975           Caremark RX, Inc...............................          5.67          03/15/06           5,019,576
                                                                                                              --------------
                         PHARMACEUTICALS: OTHER (0.4%)
         9,546           Advance Paradigm, Inc..........................          7.08          10/02/07           9,575,329
                                                                                                              --------------
                         PRINTING/PUBLISHING (2.1%)
        10,659           The Sheridan Group, Inc........................          6.63          01/30/05           9,877,460
         4,988           Transwestern Publishing Co. Ltd................      5.97 - 6.76       06/27/08           4,987,500
        19,689           Vertis, Inc....................................      7.31 - 8.06       12/07/08          17,670,777
         3,195           Von Hoffman Press, Inc.........................          6.75          05/30/04           3,134,758
        10,387           Von Hoffman Press, Inc.........................          6.75          05/30/05          10,218,713
                                                                                                              --------------
                                                                                                                  45,889,208
                                                                                                              --------------
                         PUBLISHING: BOOKS/MAGAZINES (1.4%)
        10,697           Advanstar Communications, Inc..................          7.00          04/11/07          10,322,743
         9,975           American Media Operations, Inc.................      7.42 - 8.41       04/01/07          10,017,843
         7,500           Primedia Inc...................................      6.38 - 6.54       06/30/09           7,162,500
         5,394           Ziff Davis Media, Inc..........................          6.92          03/31/07           4,054,681
                                                                                                              --------------
                                                                                                                  31,557,767
                                                                                                              --------------
                         PUBLISHING: NEWSPAPERS (1.1%)
         4,825           21st Century Newspapers, Inc...................          7.31          09/15/05           4,728,500
        19,900           CanWest Media, Inc.............................      7.07 - 7.32       05/15/08          19,880,100
                                                                                                              --------------
                                                                                                                  24,608,600
                                                                                                              --------------
                         PULP & PAPER (0.5%)
         7,253           Alabama Pine Pulp Co., Inc.....................          6.67          06/30/03           3,798,740
         3,957           Alabama Pine Pulp Co., Inc. (e)................          7.58          06/30/05             227,513
         5,477           Alabama Pine Pulp Co., Inc. (e)................          0.00          12/31/08             314,915

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 7,048           Alabama River Newsprint Co. (Participation:
                          Toronto Dominion Bank) (c)....................      5.50 - 6.00%      12/31/02      $    6,695,835
                                                                                                              --------------
                                                                                                                  11,037,003
                                                                                                              --------------
                         RECREATIONAL PRODUCTS/TOYS (0.9%)
         6,978           Ritvik Toys, Inc...............................          7.75          02/08/03           6,210,602
         6,978           Ritvik Toys, Inc...............................          7.75          02/08/04           6,210,602
           351           Spalding Holdings Corp.........................          6.73          09/30/03             267,112
         4,372           Spalding Holdings Corp. (Revolver).............      6.58 - 8.00       09/30/03           3,322,542
         1,828           Spalding Holdings Corp.........................          7.23          09/30/04           1,352,549
         1,828           Spalding Holdings Corp.........................          7.73          09/30/05           1,352,549
         1,052           Spalding Holdings Corp.........................          8.23          03/30/06             778,704
                                                                                                              --------------
                                                                                                                  19,494,660
                                                                                                              --------------
                         RESTAURANTS (0.2%)
         4,101           Captain D's Inc................................          6.60          12/31/01           4,039,178
                                                                                                              --------------
                         RETAIL - SPECIALTY (0.9%)
         6,422           CSK Auto, Inc..................................          7.00          10/31/03           5,891,856
         8,614           HMV Media Group PLC............................          7.41          02/25/06           8,139,852
         5,936           HMV Media Group PLC............................          7.91          08/25/06           5,609,898
                                                                                                              --------------
                                                                                                                  19,641,606
                                                                                                              --------------
                         SEMICONDUCTORS (2.0%)
         6,943           AMI Semiconductor, Inc.........................      6.14 - 6.28       12/21/06           6,838,387
         6,275           ON Semiconductor Corporation...................          7.56          08/04/06           5,271,356
        16,758           ON Semiconductor Corporation...................      7.56 - 8.31       08/04/07          14,076,844
        19,897           Viasystems, Inc................................      7.29 - 7.33       03/31/07          17,445,733
                                                                                                              --------------
                                                                                                                  43,632,320
                                                                                                              --------------
                         SERVICES TO THE HEALTH INDUSTRY (1.5%)
        10,858           Alliance Imaging, Inc..........................          6.11          11/02/07          10,851,479
        10,485           Alliance Imaging, Inc..........................          6.36          11/02/08          10,478,575
         3,073           Unilab Corp....................................          5.63          11/23/05           3,050,078
         9,641           Unilab Corp....................................          6.19          11/23/06           9,641,116
                                                                                                              --------------
                                                                                                                  34,021,248
                                                                                                              --------------
                         SPECIALTY INSURANCE (0.2%)
         2,400           BRW Acquisition, Inc...........................          6.21          07/10/06           2,310,000
         2,400           BRW Acquisition, Inc...........................          6.46          07/10/07           2,310,000
                                                                                                              --------------
                                                                                                                   4,620,000
                                                                                                              --------------
                         SPECIALTY STORES (2.0%)
         4,813           Caribbean Petroleum, LP........................          7.12          09/30/05           4,523,750

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 2,435           Cumberland Farms, Inc. (Participation: Merrill
                          Lynch & Co., Inc.) (c)........................         8.00%          12/31/03      $    2,416,413
         4,304           Petro Stopping Centers, L.P....................          6.61          07/23/06           4,282,323
        19,305           The Pantry, Inc................................          6.17          01/31/06          19,236,499
         1,504           The Pantry, Inc................................          6.42          07/31/06           1,499,491
        12,000           TravelCenters of America, Inc..................          6.87          11/14/08          12,045,000
                                                                                                              --------------
                                                                                                                  44,003,476
                                                                                                              --------------
                         STEEL (0.9%)
        12,149           ISPAT Inland, L.P..............................      7.45 - 7.48       07/16/05           9,739,886
        12,149           ISPAT Inland, L.P..............................          8.29          07/16/06           9,739,885
                                                                                                              --------------
                                                                                                                  19,479,771
                                                                                                              --------------
                         TELECOMMUNICATION EQUIPMENT (2.7%)
        15,500           American Tower, L.P., American Towers, Inc. and
                          ATC Teleports, Inc............................          7.01          12/31/07          14,980,750
         3,586           Channel Master, Inc............................      5.82 - 6.27       10/10/05           3,591,667
         7,000           Crown Castle Operating Co......................          6.46          03/15/08           6,863,500
        20,895           Pinnacle Towers, Inc...........................      5.85 - 6.96       06/30/07          17,395,088
        21,435           Superior Telecom, Inc..........................          8.13          11/27/05          16,489,918
                                                                                                              --------------
                                                                                                                  59,320,923
                                                                                                              --------------
                         TELECOMMUNICATIONS (5.1%)
        20,000           360network holdings (USA) inc. (d).............         10.00          12/31/07           5,142,800
        10,526           Alaska Communications Systems
                          Holdings, Inc.................................          6.75          11/14/07          10,131,579
         9,474           Alaska Communications Systems
                          Holdings, Inc.................................          7.06          05/14/08           9,118,421
         7,372           Davel Financing Co., LLC (d)...................          9.00          06/23/05             423,894
         7,375           Fairpoint Communications, Inc..................      6.38 - 6.44       03/31/06           7,154,224
        14,625           Fairpoint Communications, Inc..................      6.69 - 8.69       03/31/07          14,185,500
        19,964           Global Crossing Holdings, Ltd..................          6.46          06/30/06          16,959,908
        25,000           KMC Telecom, Inc...............................          9.56          04/01/07          17,916,750
        20,000           McleodUSA Inc..................................          6.83          05/30/08          15,270,000
        16,667           Teligent Inc. (d)..............................         10.00          06/30/06           1,541,667
         3,333           Teligent Inc. (Revolver).......................         10.00          06/30/06             308,333
        25,000           WCI Capital Corp. (d)..........................         10.00          09/30/07           2,196,500
         3,750           XO Communications, Inc.........................          6.31          12/31/06           2,528,587
         7,500           XO Communications, Inc.........................          6.81          06/30/07           4,844,100
         7,000           XO Communications, Inc. (Participation: Goldman
                          Sachs Credit Partners L.P.) (c)...............          6.81          06/30/07           5,190,000
                                                                                                              --------------
                                                                                                                 112,912,263
                                                                                                              --------------
                         TEXTILES (0.7%)
         1,727           Joan Fabrics Corp..............................          6.59          06/30/05           1,636,652
           893           Joan Fabrics Corp..............................          7.97          06/30/06             846,153

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $10,661           Polymer Group, Inc.............................         8.38%          12/20/05      $    8,852,210
         3,960           Polymer Group, Inc.............................          8.63          12/30/06           3,322,440
                                                                                                              --------------
                                                                                                                  14,657,455
                                                                                                              --------------
                         TOBACCO (1.1%)
        23,313           Commonwealth Brands, Inc.......................          7.13          12/31/04          23,254,219
                                                                                                              --------------
                         TRANSPORTATION (0.8%)
         9,825           Allied Worldwide, Inc..........................          7.71          11/18/07           9,014,438
         5,166           Quality Distribution, Inc......................      7.33 - 7.48       08/28/05           4,675,082
         4,449           Quality Distribution, Inc......................      7.58 - 7.84       02/28/06           4,026,485
                                                                                                              --------------
                                                                                                                  17,716,005
                                                                                                              --------------
                         WIRELESS COMMUNICATIONS (3.8%)
        12,086           Arch Paging, Inc. (d)..........................         10.69          06/30/06           2,039,470
        21,250           Nextel Finance Co..............................          6.94          06/30/08          18,965,625
        21,250           Nextel Finance Co..............................          7.19          12/31/08          18,965,625
         2,500           Nextel Finance Co..............................          6.56          03/31/09           2,191,675
        20,000           Nextel Partners Operating Corp.................          7.34          01/29/08          19,000,000
        10,000           Nextel Partners Operating Corp.................          7.77          07/29/08           9,377,100
        12,500           Western Wireless Corp..........................      5.38 - 6.25       09/30/08          12,403,526
                                                                                                              --------------
                                                                                                                  82,943,021
                                                                                                              --------------
                         Total Senior Collateralized Term Loans
                          (COST $2,366,391,998)..........................................................      2,051,570,980
                                                                                                              --------------
                         Senior Notes (b) (f) (0.4%)
                         APPAREL/FOOTWEAR (0.0%)
         1,613           London Fog Industries, Inc.....................         10.00          02/27/03             629,121
                                                                                                              --------------
                         CABLE/SATELLITE TV (0.4%)
         9,563           Supercanal Holdings S.A. (Argentina)...........         11.25          10/12/02           7,880,297
                                                                                                              --------------
                         Total Senior Notes
                          (COST $11,452,484).............................................................          8,509,418
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

      NUMBER OF
       SHARES                                                                                 VALUE

---------------------------------------------------------------------------------------------------------

                         Common Stocks (g) (0.2%)
                         APPAREL/FOOTWEAR (0.0%)
       129,050           London Fog Industries, Inc. (Restricted) (b)................     $           --
                                                                                          --------------
                         AUTOMOTIVE AFTERMARKET (0.0%)
       100,632           Safelite Glass Corp. (b)....................................             58,636
         6,793           Safelite Realty Corp. (b)...................................              3,958
                                                                                          --------------
                                                                                                  62,594
                                                                                          --------------
                         COMPUTERS SOFTWARE & SERVICES (0.1%)
       186,430           DecisionOne Corp. (b).......................................          1,414,286
                                                                                          --------------
                         ENVIRONMENTAL SERVICES (0.0%)
        19,445           Environmental Systems Products Holdings, Inc. (b)...........                  2
                                                                                          --------------
                         FOREST PRODUCTS (0.1%)
       245,386           Tembec Inc..................................................          1,570,296
                                                                                          --------------
                         MOVIES/ENTERTAINMENT (0.0%)
       230,095           United Artists Theatre Co. (b)..............................            977,905
                                                                                          --------------
                         Total Common Stocks
                          (COST $6,630,287)..........................................          4,025,083
                                                                                          --------------
                         Non-Convertible Preferred Stock (b)(e) (0.0%)
                         ENVIRONMENTAL SERVICES
         3,220           Environmental Systems Products Holdings, Inc.
                          (COST $446)................................................             35,416
                                                                                          --------------

      NUMBER OF                                                                          EXPIRATION
      WARRANTS                                                                              DATE
---------------------                                                                    ----------

                         Warrants (b)(g) (0.0%)
                         APPAREL/FOOTWEAR(0.0%)
         7,931           London Fog Industries, Inc. (Restricted)....................     02/27/05                 --
                                                                                                       --------------
                         AUTOMOTIVE AFTERMARKET (0.0%)
        24,761           Exide Corp. ................................................     03/18/06             55,712
                                                                                                       --------------
                         TELECOMMUNICATIONS (0.0%)
         5,948           KMC Telecom Inc. ...........................................     03/31/02                 57
                                                                                                       --------------
                         Total Warrants
                          (COST $1,722,544)........................................................            55,769
                                                                                                       --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

      PRINCIPAL
      AMOUNT IN                                                                   COUPON         MATURITY
      THOUSANDS                                                                    RATE            DATE            VALUE

    ----
------------------------------------------------------------------------------------------------------------------------------

                         Short-Term Investments (5.2%)
                         Commercial Paper (h)(i) (1.1%)
                         FINANCE - CONSUMER
       $24,000           American Express Credit Corp.
                          (COST $23,977,600)..............................         2.80%         10/11/01      $   23,977,600
                                                                                                               --------------
                         Repurchase Agreements (4.1%)
        75,000           Joint repurchase agreement account (dated
                         09/28/01; proceeds $75,020,344) (j)..............         3.255         10/01/01          75,000,000
        16,671           The Bank of New York (dated 09/28/01; proceeds
                          $16,674,581) (k)................................         2.50          10/01/01          16,671,108
                                                                                                               --------------
                         Total Repurchase Agreements
                          (COST $91,671,108)..............................................................         91,671,108
                                                                                                               --------------
                         Total Short-Term Investments
                          (COST $115,648,708).............................................................        115,648,708
                                                                                                               --------------

                         Total Investments
                          (COST $2,501,846,467) (l)..................................    99.3%      2,179,845,374
                         Other Assets in Excess of Liabilities.......................     0.7          15,441,978
                                                                                         -----     --------------
                         Net Assets..................................................    100.0%    $2,195,287,352
                                                                                         =====     ==============

---------------------

   (a)                     FLOATING RATE SECURITIES. INTEREST RATES SHOWN ARE THOSE IN
                           EFFECT AT SEPTEMBER 30, 2001.
   (b)                     VALUED USING FAIR VALUE PROCEDURES - TOTAL AGGREGATE VALUE
                           IS $11,055,392.
   (c)                     PARTICIPATION INTERESTS WERE ACQUIRED THROUGH THE FINANCIAL
                           INSTITUTIONS INDICATED PARENTHETICALLY.
   (d)                     NON-INCOME PRODUCING SECURITY; LOAN IN DEFAULT.
   (e)                     PAYMENT-IN-KIND SECURITY.
   (f)                     NON-INCOME PRODUCING SECURITY; NOTE IN DEFAULT.
   (g)                     NON-INCOME PRODUCING SECURITIES.
   (h)                     PURCHASED ON A DISCOUNT BASIS. THE INTEREST RATE SHOWN HAS
                           BEEN ADJUSTED TO REFLECT A MONEY MARKET EQUIVALENT YIELD.
   (i)                     ALL OF THIS SECURITY IS SEGREGATED IN CONNECTION WITH
                           UNFUNDED LOAN COMMITMENTS.
   (j)                     COLLATERALIZED BY FEDERAL AGENCY AND U.S. TREASURY
                           OBLIGATIONS.
   (k)                     COLLATERALIZED BY FEDERAL AGENCY AND U.S. TREASURY
                           OBLIGATIONS VALUED AT APPROXIMATELY $17,008,500.
   (l)                     THE AGGREGATE COST FOR FEDERAL INCOME TAX PURPOSES
                           APPROXIMATES THE AGGREGATE COST FOR BOOK PURPOSES. THE
                           AGGREGATE GROSS UNREALIZED APPRECIATION IS $4,213,425 AND
                           THE AGGREGATE GROSS UNREALIZED DEPRECIATION IS $326,214,518,
                           RESULTING IN NET UNREALIZED DEPRECIATION OF $322,001,093.

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS

Statement of Assets and Liabilities
SEPTEMBER 30, 2001

Assets:
Investments in securities, at value
 (cost $2,501,846,467)............................  $2,179,845,374
Cash..............................................       7,475,250
Receivable for:
  Interest........................................      15,042,798
  Investments sold................................         318,410
  Shares of beneficial interest sold..............         297,399
Prepaid expenses and other assets.................         798,145
                                                    --------------
    Total Assets..................................   2,203,777,376
                                                    --------------
Liabilities:
Payable for:
  Investment advisory fee.........................       1,644,367
  Dividends to shareholders.......................         923,464
  Administration fee..............................         482,726
Accrued expenses and other payables...............       1,333,211
Deferred loan fees................................       4,106,256
Commitments and contingencies
 (Note 6).........................................        --
                                                    --------------
    Total Liabilities.............................       8,490,024
                                                    --------------
    Net Assets....................................  $2,195,287,352
                                                    ==============
Composition of Net Assets:
Paid-in-capital...................................  $2,581,525,098
Net unrealized depreciation.......................    (322,001,093)
Accumulated undistributed net investment income...       5,880,582
Accumulated net realized loss.....................     (70,117,235)
                                                    --------------
    Net Assets....................................  $2,195,287,352
                                                    ==============
    Net Asset Value Per Share,
        254,642,621 shares outstanding (unlimited
         shares authorized of $.01 par value).....  $         8.62
                                                    ==============

Statement of Operations
FOR THE YEAR ENDED SEPTEMBER 30, 2001

Net Investment Income:
Income
Interest..........................................  $ 229,467,288
Facility, ammendment and other loan fees..........      7,140,263
Other.............................................        299,388
                                                    -------------
    Total Income..................................    236,906,939
                                                    -------------
Expenses
Investment advisory fee...........................     22,951,578
Administration fee................................      6,783,830
Transfer agent fees and expenses..................      1,146,480
Professional fees.................................        768,166
Registration fees.................................        375,642
Shareholder reports and notices...................        327,180
Custodian fees....................................        122,687
Trustees' fees and expenses.......................         19,484
Other.............................................        202,745
                                                    -------------
    Total Expenses................................     32,697,792
Less: expense offset..............................        (47,446)
                                                    -------------
    Net Expenses..................................     32,650,346
                                                    -------------
    Net Investment Income.........................    204,256,593
                                                    -------------
Net Realized and Unrealized Loss:
Net realized loss.................................    (56,444,249)
Net change in unrealized depreciation.............   (269,173,695)
                                                    -------------
    Net Loss......................................   (325,617,944)
                                                    -------------
Net Decrease......................................  $(121,361,351)
                                                    =============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS CONTINUED

Statement of Changes in Net Assets

                                             FOR THE YEAR        FOR THE YEAR
                                                ENDED               ENDED
                                          SEPTEMBER 30, 2001  SEPTEMBER 30, 2000
                                          ------------------  ------------------
Increase (Decrease) in Net Assets:
Operations:
Net investment income...................    $  204,256,593      $  224,232,970
Net realized loss.......................       (56,444,249)         (5,523,905)
Net change in unrealized depreciation...      (269,173,695)        (38,361,789)
                                            --------------      --------------

    Net Increase (Decrease).............      (121,361,351)        180,347,276
Dividends to shareholders from net
 investment income......................      (201,153,884)       (221,847,859)
Net increase (decrease) from
 transactions in shares of beneficial
 interest...............................      (366,527,027)        411,871,174
                                            --------------      --------------

    Net Increase (Decrease).............      (689,042,262)        370,370,591
                                            --------------      --------------
Net Assets:
Beginning of period.....................     2,884,329,614       2,513,959,023
                                            --------------      --------------
End of Period (Including accumulated
 undistributed net investment income of
 $5,880,582 and $2,777,873,
 respectively)..........................    $2,195,287,352      $2,884,329,614
                                            ==============      ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS CONTINUED

Statement of Cash Flows
FOR THE YEAR ENDED SEPTEMBER 30, 2001

Increase (Decrease) in Cash:
Cash Flows Provided by Operating Activities:
Net investment income.......................................    $ 204,256,593
Adjustments to reconcile net investment income to net cash
 provided by operating activities:
  Decrease in receivables and other assets related to
   operations...............................................       10,034,793
  Decrease in payables related to operations................         (425,849)
  Net loan fees received....................................        3,800,388
  Amortization of loan fees.................................       (7,140,263)
  Accretion of discounts....................................         (852,032)
                                                                -------------

    Net Cash Provided by Operating Activities...............      209,673,630
                                                                -------------

Cash Flows Provided by Investing Activities:
Purchases of investments....................................     (690,108,757)
Principal repayments/sales of investments...................      788,413,735
Net sales/maturities of short-term investments..............      259,812,613
                                                                -------------

    Net Cash Provided by Investing Activities...............      358,117,591
                                                                -------------

Cash Flows Used for Financing Activities:
Shares of beneficial interest sold..........................      279,001,248
Shares tendered.............................................     (725,753,627)
Dividends from net investment income (net of reinvested
 dividends of $85,338,367)..................................     (116,263,547)
                                                                -------------

    Net Cash Used for Financing Activities..................     (563,015,926)
                                                                -------------

Net Increase in Cash........................................        4,775,295
                                                                -------------

Cash Balance at Beginning of Year...........................        2,699,955
                                                                -------------

Cash Balance at End of Year.................................    $   7,475,250
                                                                =============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001

1. Organization And Accounting Policies
Morgan Stanley Prime Income Trust (the "Trust"), formerly Morgan Stanley Dean Witter Prime Income Trust, is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

The following is a summary of significant accounting policies:

A. Valuation of Investments -- (1) Certain senior collateralized loans ("Senior Loans") are valued based on quotations received from an independent pricing service; (2) Senior Loans for which quotations are unavailable are valued based on prices received from an independent pricing service that are calculated pursuant to a derived pricing methodology. The derived pricing methodology calculates a price for a Senior Loan by incorporating certain market information, including a Senior Loan's credit rating and interest rate, and comparing such information to Senior Loans in similar industries for which market information is available; (3) portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (4) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees; and (5) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

B. Accounting for Investments -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a facility fee, which is a fee paid to lenders upon

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001 CONTINUED

origination of a Senior Loan and/or a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust amortizes the facility fee and accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. Joint Repurchase Agreement Account -- Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the Trust, along with other affiliated entities managed by the Investment Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements for cash, or U.S. Treasury or federal agency obligations.

D. Senior Loans -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

E. Federal Income Tax Status -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

F. Dividends and Distributions to Shareholders -- The Trust records dividends and distributions to its shareholders on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001 CONTINUED

investment income and net realized capital gains for tax purposes are reported as distributions of paid-in-capital.

2. Investment Advisory/Administration Agreements
Pursuant to an Investment Advisory Agreement with Morgan Stanley Investment Advisors Inc. (the "Investment Advisor"), formerly Morgan Stanley Dean Witter Advisors Inc., the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million; 0.85% to the portion of the daily net assets exceeding $500 million but not exceeding $1.5 billion; 0.825% to the portion of daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.80% to the portion of daily net assets exceeding $2.5 billion, but not exceeding $3 billion; and 0.775% to the portion of daily net assets in excess of $3 billion.

Pursuant to an Administration Agreement with Morgan Stanley Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

3. Security Transactions and Transactions with Affiliates
The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the year ended September 30, 2001 aggregated $690,108,757 and $788,114,530, respectively.

Shares of the Trust are distributed by Morgan Stanley Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the year ended September 30, 2001, the Investment Advisor has informed the Trust that it received approximately $7,148,000 in early withdrawal charges.

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001 CONTINUED

Morgan Stanley Dean Witter Trust FSB, an affiliate of the Investment Advisor, Administrator and Distributor, is the Trust's transfer agent. At September 30, 2001, the Trust had transfer agent fees and expenses payable of approximately $18,600.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 2001 included in Trustees' fees and expenses in the Statement of Operations amounted to $7,388. At September 30, 2001, the Trust had an accrued pension liability of $55,289 which is included in accrued expenses in the Statement of Assets and Liabilities.

4. Federal Income Tax Status
At September 30, 2001, the Trust had a net capital loss carryover of approximately $12,924,000 of which $7,661,000 will be available through September 30, 2007 and $5,263,000 will be available through September 30, 2009 to offset future capital gains to the extent provided by regulations.

Capital losses incurred after October 31 ("post-October losses") within the taxable year are deemed to arise on the first business day of the Trust's next taxable year. The Trust incurred and will elect to defer net capital losses of approximately $56,257,000 during fiscal 2001.

As of September 30, 2001, the Trust had temporary book/tax differences primarily attributable to post-October losses, tax adjustments on revolver loans and term loans held by the Trust and interest on loans in default.

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001 CONTINUED

5. Shares of Beneficial Interest
Transactions in shares of beneficial interest were as follows:

                                                                    SHARES             AMOUNT
                                                                --------------    ----------------
Balance, September 30, 1999.................................      254,813,996      $2,536,180,951
Shares sold.................................................       60,576,915         595,266,193
Shares issued to shareholders for reinvestment of
 dividends..................................................        9,863,237          96,880,027
Shares tendered (four quarterly tender offers)..............      (28,531,603)       (280,275,046)
                                                                 ------------      --------------
Balance, September 30, 2000.................................      296,722,545       2,948,052,125
Shares sold.................................................       28,998,963         273,888,233
Shares issued to shareholders for reinvestment of
 dividends..................................................        9,242,666          85,338,367
Shares tendered (four quarterly tender offers)..............      (80,321,553)       (725,753,627)
                                                                 ------------      --------------
Balance, September 30, 2001.................................      254,642,621      $2,581,525,098
                                                                 ============      ==============

On October 31, 2001, the Trustees approved a tender offer to purchase up to 50 million shares of beneficial interest to commence on November 21, 2001.

6. Commitments and Contingencies
As of September 30, 2001, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                                   UNFUNDED
BORROWER                                                          COMMITMENT
--------                                                        --------------
Arena Brands, Inc...........................................     $   355,917
Aurora Foods, Inc...........................................         432,109
Bridge Information Systems, Inc.............................         211,614
Jet Plastica Industries, Inc................................         659,459
Spalding Holdings Corp......................................       1,392,941
Suiza Foods.................................................      15,000,000
World Kitchen Consumer Products, Inc........................          20,000
                                                                 -----------
                                                                 $18,072,040
                                                                 ===========

The total value of securities segregated for unfunded loan commitments was $23,977,600.

7. Expense Offset
The expense offset represents a reduction of the custodian fees for earnings on cash balances maintained by the Trust.

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001 CONTINUED

8. Litigation
On November 14, 2001, an alleged class action lawsuit was filed on behalf of certain investors in Morgan Stanley Prime Income Trust alleging that, during the period from November 1, 1998 through April 26, 2001, the Trust, its investment advisor and a related entity, its administrator, certain of its officers, and certain of its Trustees violated certain provisions of the Securities Act of 1933 and common law by allegedly misstating the Trust's net asset value in its prospectus, registration statement and financial reports. Each of the defendants believes the lawsuit to be without merit and intends to vigorously contest the action.

Morgan Stanley Prime Income Trust
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                                                  FOR THE YEAR ENDED SEPTEMBER 30,
                                          --------------------------------------------------------------------------------
                                             2001          2000          1999          1998          1997          1996
                                          -----------   -----------   -----------   -----------   -----------   ----------
SELECTED PER SHARE DATA:
Net asset value, beginning of period....  $     9.72    $     9.87    $     9.91    $     9.95    $     9.94     $   9.99
                                          ----------    ----------    ----------    ----------    ----------     --------
Income (loss) from investment
 operations:
  Net investment income.................        0.69          0.82          0.70          0.71          0.75         0.74
  Net realized and unrealized loss......       (1.11)        (0.16)        (0.05)        (0.03)       --            (0.04)
                                          ----------    ----------    ----------    ----------    ----------     --------
Total income from investment
 operations.............................       (0.42)         0.66          0.65          0.68          0.75         0.70
                                          ----------    ----------    ----------    ----------    ----------     --------
Less dividends and distributions from:
  Net investment income.................       (0.68)        (0.81)        (0.69)        (0.72)        (0.74)       (0.75)
  Net realized gain.....................      --            --            --            --            --           --
                                          ----------    ----------    ----------    ----------    ----------     --------
Total dividends and distributions.......       (0.68)        (0.81)        (0.69)        (0.72)        (0.74)       (0.75)
                                          ----------    ----------    ----------    ----------    ----------     --------
Net asset value, end of period..........  $     8.62    $     9.72    $     9.87    $     9.91    $     9.95     $   9.94
                                          ==========    ==========    ==========    ==========    ==========     ========
Total Return+...........................       (4.54)%        6.87%         6.72%         7.14%         7.78%        7.25%
Ratios to Average Net Assets:
Expenses................................        1.20%         1.21%         1.22%         1.29%         1.40%        1.46%
Net investment income...................        7.53%         8.26%         7.02%         7.17%         7.53%        7.50%
Supplemental Data:
Net assets, end of period, in
 thousands..............................  $2,195,287    $2,884,330    $2,513,959    $1,996,709    $1,344,603     $939,471
Portfolio turnover rate.................          29%           45%           44%           68%           86%          72%

                                                  FOR THE YEAR ENDED SEPTEMBER 30,
                                          -------------------------------------------------
                                             1995         1994         1993         1992
                                          ----------   ----------   ----------   ----------
SELECTED PER SHARE DATA:
Net asset value, beginning of period....   $  10.00     $   9.91     $   9.99     $  10.00
                                           --------     --------     --------     --------
Income (loss) from investment
 operations:
  Net investment income.................       0.82         0.62         0.55         0.62
  Net realized and unrealized loss......       0.01         0.09        (0.08)       (0.01)
                                           --------     --------     --------     --------
Total income from investment
 operations.............................       0.83         0.71         0.47         0.61
                                           --------     --------     --------     --------
Less dividends and distributions from:
  Net investment income.................      (0.81)       (0.62)       (0.55)       (0.62)
  Net realized gain.....................      (0.03)      --           --           --
                                           --------     --------     --------     --------
Total dividends and distributions.......      (0.84)       (0.62)       (0.55)       (0.62)
                                           --------     --------     --------     --------
Net asset value, end of period..........   $   9.99     $  10.00     $   9.91     $   9.99
                                           ========     ========     ========     ========
Total Return+...........................       8.57%        7.32%        4.85%        6.23%
Ratios to Average Net Assets:
Expenses................................       1.52%        1.60%        1.45%        1.47%
Net investment income...................       8.11%        6.14%        5.53%        6.14%
Supplemental Data:
Net assets, end of period, in
 thousands..............................   $521,361     $305,034     $311,479     $413,497
Portfolio turnover rate.................        102%         147%          92%          46%

----------------------------

          +             DOES NOT REFLECT THE DEDUCTION OF SALES CHARGE. CALCULATED
                        BASED ON THE NET ASSET VALUE AS OF THE LAST BUSINESS DAY OF
                        THE PERIOD. DIVIDENDS AND DISTRIBUTIONS ARE ASSUMED TO BE
                        REINVESTED AT THE PRICES OBTAINED UNDER THE TRUST'S DIVIDEND
                        REINVESTMENT PLAN.

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Trustees of Morgan Stanley Prime Income Trust:

We have audited the accompanying statement of assets and liabilities of Morgan Stanley Prime Income Trust (the "Trust"), formerly Morgan Stanley Dean Witter Prime Income Trust, including the portfolio of investments, as of September 30, 2001, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2001, by corresponding with the custodian and selling or agent banks; where replies were not received from selling or agent banks, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Morgan Stanley Prime Income Trust as of September 30, 2001, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
NEW YORK, NEW YORK
NOVEMBER 19, 2001

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE        DATE        VALUE
------------------------------------------------------------------------------------------------------------------------
           SENIOR COLLATERALIZED TERM LOANS (a) (85.9%)
           AEROSPACE & DEFENSE (1.2%)
 $14,662   Avborne, Inc. (b).....................................................  10.44-10.50% 06/30/05  $   14,660,457
   6,895   Decrane Aircraft Holdings,
             Inc. (b)............................................................     10.12     09/30/05       6,894,583
  12,973   The Fairchild Corporation (b).........................................  9.62-12.62   04/30/06      12,980,496
                                                                                                          --------------
                                                                                                              34,535,536
                                                                                                          --------------
           AIR FREIGHT/COURIERS (1.1%)
   8,417   Erickson Air-Crane Co.,
             L.L.C. (b)..........................................................     10.16     12/31/04       8,413,286
   2,417   Evergreen International Aviation, Inc. (b)............................   9.89-9.91   05/31/02       2,415,764
   6,102   Evergreen International Aviation, Inc. (b)............................     9.91      05/07/03       6,099,169
   6,888   Evergreen International Aviation, Inc. (b)............................     9.88      05/02/04       6,887,477
   7,671   First Security Bank, National Association as Owner
             Trustee (b).........................................................     9.99      05/07/03       7,670,958
                                                                                                          --------------
                                                                                                              31,486,654
                                                                                                          --------------
           APPAREL/FOOTWEAR (1.9%)
  14,311   American Marketing Industries, Inc. (b)...............................  10.44-10.50  11/29/02      14,308,935
   3,860   American Marketing Industries, Inc. (b)...............................  10.44-10.50  11/30/03       3,859,444
   2,681   American Marketing Industries, Inc. (b)...............................  10.44-10.50  11/30/04       2,680,706
   4,144   American Marketing Industries, Inc. (b)...............................  10.44-10.50  11/30/05       4,142,999
   6,427   Arena Brands, Inc. (b)................................................  10.01-10.51  06/01/02       6,424,735
   1,418   Arena Brands, Inc. (Revolver) (b).....................................  9.87-11.75   06/01/02       1,418,633
  16,094   St. John Knits International,
             Inc. (b)............................................................     9.63      07/31/07      16,088,125
   5,859   The William Carter Co.................................................   8.69-8.94   10/30/03       5,856,539
                                                                                                          --------------
                                                                                                              54,780,116
                                                                                                          --------------
           AUTO PARTS - O.E.M. (2.2%)
   9,600   Accuride Corp. (b)....................................................     8.25      01/21/06       9,360,000
   7,275   Accuride Corp. (b)....................................................   8.94-9.00   01/21/07       7,274,957
   9,975   Amcan Consolidated Technologies Corp. (b).............................     10.69     03/28/07       9,879,739
   6,266   J.L. French Automotive Castings, Inc..................................     9.47      10/21/06       6,138,667
   6,982   Polypore Inc. (b).....................................................     10.13     12/31/06       6,982,430
   2,638   Special Devices, Inc. (b).............................................     10.19     12/15/05       2,637,015

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE       DATE         VALUE
------------------------------------------------------------------------------------------------------------------------
 $ 7,860   Stoneridge, Inc.......................................................     10.16%    12/31/05  $    7,860,885
   2,345   Tenneco, Inc. (b).....................................................     9.97      11/04/07       2,345,074
   2,345   Tenneco, Inc. (b).....................................................     10.22     05/04/08       2,345,051
   9,950   Transportation Technologies Industries, Inc. (b)......................     10.41     03/31/07       9,946,465
                                                                                                          --------------
                                                                                                              64,770,283
                                                                                                          --------------
           AUTOMOTIVE AFTERMARKET (0.1%)
   1,118   Safelite Glass Corp. (b)..............................................     11.14     09/30/07       1,118,128
   1,118   Safelite Glass Corp. (b)..............................................     11.64     09/30/07       1,118,128
                                                                                                          --------------
                                                                                                               2,236,256
                                                                                                          --------------
           BEVERAGES - NON-ALCOHOLIC (0.3%)
   9,405   The American Bottling Co..............................................     9.63      10/07/07       9,406,317
                                                                                                          --------------
           BROADCAST/MEDIA (2.6%)
  20,000   Benedek Broadcasting Corp. (b)........................................   9.89-9.96   11/20/07      19,997,446
   9,920   Black Entertainment Television, Inc...................................     8.38      06/30/06       9,800,166
   2,850   Cumulus Media, Inc. (b)...............................................     9.66      09/30/07       2,849,145
   1,900   Cumulus Media, Inc. (b)...............................................     9.66      02/28/08       1,899,430
   2,500   Entravision Communications Corp. (b)..................................     9.94      12/31/08       2,492,975
   5,000   Gray Communications Systems, Inc. (b).................................     9.88      12/31/05       4,999,950
   4,200   Nassau Broadcasting Partners I, LLC (b)...............................     10.39     12/04/07       4,199,202
  17,167   Sinclair Broadcast Group, Inc. (b)....................................     7.91      09/15/05      17,161,517
  10,000   Susquehanna Media Co..................................................     9.13      06/30/08      10,025,000
                                                                                                          --------------
                                                                                                              73,424,831
                                                                                                          --------------
           CABLE/SATELLITE TV (2.7%)
  15,000   Century Cable Holdings, LLC...........................................     9.66      12/31/09      14,995,350
  28,000   Charter Communications Operating, LLC.................................     9.24      03/18/08      27,963,880
  10,000   Charter Communications Operating, LLC.................................     9.24      09/18/08       9,993,800
   3,474   Classic Cable, Inc....................................................   9.44-9.56   01/31/08       3,460,658
   5,862   Classic Cable, Inc. (b)...............................................   9.44-9.56   01/31/08       5,860,875
  15,000   RCN Corp. (b).........................................................     10.25     06/03/07      14,999,400
                                                                                                          --------------
                                                                                                              77,273,963
                                                                                                          --------------
           CASINO/GAMING (0.6%)
   5,342   Alliance Gaming Corp. (b).............................................     10.87     01/31/05       5,342,079
   2,130   Alliance Gaming Corp. (b).............................................     11.12     07/31/05       2,130,249
   5,000   Harrah's Jazz Co. (b).................................................     8.00      04/30/05       5,000,950
   2,660   Isle of Capri Casinos, Inc............................................  9.88-10.05   03/02/06       2,676,013

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE       DATE         VALUE
------------------------------------------------------------------------------------------------------------------------
 $ 2,328   Isle of Capri Casinos, Inc............................................  10.02-10.45% 03/02/07  $    2,341,512
                                                                                                          --------------
                                                                                                              17,490,803
                                                                                                          --------------
           CELLULAR TELEPHONE (4.3%)
   8,400   American Cellular Corp................................................     9.63      03/31/08       8,405,796
   9,600   American Cellular Corp................................................     9.88      03/31/09       9,606,624
  16,476   Centennial Puerto Rico Operating Corp.................................     9.62      05/31/07      16,520,480
  10,219   Centennial Puerto Rico Operating Corp.................................     9.87      11/30/07      10,249,505
   4,962   Dobson Operating Co., L.L.C...........................................     9.64      12/31/07       4,960,713
  14,925   Dobson Operating Co., L.L.C...........................................     9.63      03/31/08      14,939,925
  35,602   Microcell Connexions, Inc. (b)........................................   9.66-9.87   03/01/06      35,599,295
  12,500   Rural Cellular Corp...................................................     9.63      10/03/08      12,503,875
  12,500   Rural Cellular Corp...................................................     9.88      04/03/09      12,503,875
                                                                                                          --------------
                                                                                                             125,290,088
                                                                                                          --------------
           CHEMICALS: MAJOR DIVERSIFIED (0.7%)
   9,925   Georgia Gulf Corp.....................................................     9.38      11/12/06       9,973,368
  10,000   Huntsman Corp. (b)....................................................     9.75      12/31/05       9,999,600
                                                                                                          --------------
                                                                                                              19,972,968
                                                                                                          --------------
           CHEMICALS: SPECIALTY (1.6%)
   7,425   Huntsman ICI Chemicals LLC............................................     9.69      06/30/07       7,485,736
   7,425   Huntsman ICI Chemicals LLC............................................  9.94-10.00   06/30/08       7,485,736
   9,435   Lyondell Chemical Company.............................................     10.37     06/30/05       9,558,549
   6,773   Pioneer America Acqusitions Corp. (b).................................   8.92-9.75   12/05/06       6,775,225
   8,000   Pioneer Americas, Inc. (b)............................................   9.18-9.79   12/05/06       7,998,992
   7,999   Vining Industries, Inc. (b)...........................................     9.44      03/31/05       7,997,697
                                                                                                          --------------
                                                                                                              47,301,935
                                                                                                          --------------
           COAL (0.3%)
  14,717   Quaker Coal Company,
             Inc. (b) (d)........................................................     13.00     06/30/06       7,838,419
                                                                                                          --------------
           COMPUTER COMMUNICATIONS (0.5%)
  13,390   Acterna Corporation...................................................     9.89      09/30/07      13,400,254
                                                                                                          --------------
           COMPUTERS SOFTWARE AND SERVICES (0.2%)
   7,044   DecisionOne Corp. (b).................................................  10.09-11.75  04/18/05       6,691,339
                                                                                                          --------------
           CONSTRUCTION MATERIALS (0.5%)
   6,562   Dayton Superior Corp. (b).............................................   9.69-9.75   06/01/08       6,559,431
   8,938   Onex ABCO Limited
             Partnership (b).....................................................     10.12     11/15/05       8,936,487
                                                                                                          --------------
                                                                                                              15,495,918
                                                                                                          --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE       DATE         VALUE
------------------------------------------------------------------------------------------------------------------------
           CONSUMER SUNDRIES (1.6%)
 $ 2,357   American Safety Razor Co..............................................  10.41-10.47% 04/30/07  $    2,356,270
   8,155   Amscan Holdings, Inc. (b).............................................   9.06-9.16   12/31/04       8,152,591
  17,000   Jostens, Inc..........................................................     10.18     05/03/08      17,079,050
     878   The Boyds Collection, Ltd. (b)........................................   8.74-8.75   04/21/06         877,774
     979   World Kitchen, Inc.
             (Revolver) (b)......................................................  9.01-11.00   04/09/05         979,170
  15,680   World Kitchen, Inc. (b)...............................................   9.35-9.57   10/09/06      15,674,776
                                                                                                          --------------
                                                                                                              45,119,631
                                                                                                          --------------
           CONSUMER/BUSINESS SERVICES (2.9%)
  11,435   Bridge Information Systems,
             Inc. (b)............................................................     10.44     05/29/03      11,432,465
   2,360   Bridge Information Systems,
             Inc. (Revolver) (b).................................................     10.44     05/29/03       2,359,773
  14,610   Bridge Information Systems,
             Inc. (b)............................................................     10.69     05/29/05      14,606,519
  23,357   Buhrmann US Inc.......................................................     10.25     10/26/07      23,442,969
   8,445   InfoUSA, Inc. (b).....................................................     10.19     06/30/06       8,444,514
   4,000   Iron Mountain, Inc....................................................   9.44-9.59   09/15/00       4,032,160
   9,444   Prime Succession, Inc. (b)............................................     11.75     08/01/03       9,444,444
   9,336   Rose Hills Co. (b)....................................................     8.94      12/01/03       9,333,557
                                                                                                          --------------
                                                                                                              83,096,401
                                                                                                          --------------
           CONTAINERS/PACKAGING (2.0%)
   1,764   Graham Packaging Co...................................................     9.75      01/31/06       1,760,306
   8,110   Graham Packaging Co...................................................  10.00-10.06  01/31/07       8,094,530
  10,000   Huntsman Packaging Corp...............................................     9.69      05/31/08       9,776,400
   9,000   Impress Metal Packaging Holdings B.V. (b).............................     9.87      12/31/06       8,977,410
  14,000   LLS Corp. (b).........................................................  9.91-10.02   07/31/06      13,991,390
   4,950   Nexpak Corp. (b)......................................................     10.03     12/31/05       4,949,833
   4,937   Nexpak Corp. (b)......................................................     10.19     12/31/06       4,936,247
   4,988   Tekni-Plex, Inc.......................................................     10.19     06/21/08       5,011,839
                                                                                                          --------------
                                                                                                              57,497,955
                                                                                                          --------------
           DISCOUNT STORES (0.5%)
  15,164   Tuesday Morning Corp. (b).............................................     9.62      12/29/04      15,163,942
                                                                                                          --------------
           DRUGSTORE CHAINS (0.6%)
   9,750   Duane Reade, Inc. (b).................................................   9.44-9.50   02/15/05       9,749,801
   8,107   Duane Reade, Inc. (b).................................................   9.69-9.75   02/15/06       8,107,393
                                                                                                          --------------
                                                                                                              17,857,194
                                                                                                          --------------
           EDUCATION (0.3%)
   9,164   Children's Discovery Centers of America (b)...........................     9.81      06/30/05       9,160,957
                                                                                                          --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE       DATE         VALUE
------------------------------------------------------------------------------------------------------------------------
           ELECTRIC UTILITIES (0.3%)
 $10,000   Western Resources, Inc................................................     9.38%     03/17/03  $   10,058,300
                                                                                                          --------------
           ELECTRONIC COMPONENTS (0.8%)
   7,329   Communications Instruments, Inc. (b)..................................  10.31-10.38  03/15/04       7,328,568
   8,314   Dynamic Details, Inc. (b).............................................     9.13      04/22/05       8,313,465
   7,000   Knowles Electronics, Inc. (b).........................................  9.81-10.00   06/29/07       6,998,693
                                                                                                          --------------
                                                                                                              22,640,726
                                                                                                          --------------
           ELECTRONIC PRODUCTION EQUIPMENT (0.2%)
   5,661   Telex Communications, Inc. (b)........................................     10.38     11/06/04       5,660,978
                                                                                                          --------------
           ENERGY (0.5%)
  15,000   AES Texas Funding II, LLC.............................................     9.38      04/24/01      15,002,400
                                                                                                          --------------
           ENGINEERING & CONSTRUCTION (0.5%)
  15,000   Washington Group International, Inc...................................     9.87      07/07/07      15,009,300
                                                                                                          --------------
           ENTERTAINMENT & LEISURE (0.6%)
   7,500   MGM Studios, Inc......................................................     9.44      03/31/06       7,443,750
  10,000   Six Flags, Inc........................................................   9.88-9.93   09/30/05      10,068,100
                                                                                                          --------------
                                                                                                              17,511,850
                                                                                                          --------------
           ENVIRONMENTAL SERVICES (2.2%)
  27,727   Allied Waste Industries, Inc. (b).....................................   9.44-9.75   07/30/06      26,905,714
  27,273   Allied Waste Industries, Inc. (b).....................................   9.69-9.75   07/30/07      26,464,636
  12,804   Environmental Systems Products Holdings, Inc. (b).....................     12.78     09/30/05       7,452,177
   3,746   Stericycle, Inc.......................................................  10.13-12.00  11/10/06       3,768,310
                                                                                                          --------------
                                                                                                              64,590,837
                                                                                                          --------------
           FINANCE - COMMERCIAL (0.3%)
   9,925   Outsourcing Solutions, Inc............................................     10.73     06/10/06       9,898,103
                                                                                                          --------------
           FINANCE/RENTAL/LEASING (2.8%)
   8,990   Blackstone Capital Company II, LLC (b)................................     11.19     11/30/00       8,989,257
  29,800   NationsRent, Inc......................................................     10.06     07/20/06      29,601,234
   5,531   Rent-A-Center, Inc....................................................   8.62-8.63   01/31/06       5,501,407
   6,770   Rent-A-Center, Inc....................................................   8.87-8.88   01/31/07       6,733,196
  14,813   United Rentals, Inc...................................................     9.31      06/30/05      14,590,313
   6,000   United Rentals, Inc...................................................  9.12-10.13   06/30/06       5,933,760
   8,830   Wasserstein/C & A Holdings, LLC (b)...................................     11.19     11/30/00       8,826,792
                                                                                                          --------------
                                                                                                              80,175,959
                                                                                                          --------------
           FINANCIAL PUBLISHING/SERVICES (0.3%)
   7,925   Merrill Communications LLC (b)........................................  10.37-10.39  11/23/07       7,922,265
                                                                                                          --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE       DATE         VALUE
------------------------------------------------------------------------------------------------------------------------
           FOOD CHAINS (0.6%)
 $12,344   Big V Supermarkets, Inc. (b)..........................................  10.52-12.38% 08/10/03  $   12,342,149
   4,964   Big V Supermarkets, Inc. (b)..........................................     10.77     11/10/03       4,933,430
                                                                                                          --------------
                                                                                                              17,275,579
                                                                                                          --------------
           FOOD & BEVERAGES (1.5%)
   8,724   Aurora Foods, Inc. (b)................................................     9.87      06/30/05       7,797,223
   4,915   Aurora Foods, Inc. (Revolver) (b).....................................     9.87      06/30/05       4,914,456
   6,930   Aurora Foods, Inc. (b)................................................     10.37     09/30/06       6,929,861
   9,250   B&G Foods, Inc. (b)...................................................     10.52     03/03/06       9,247,040
   7,382   Eagle Family Foods, Inc. (b)..........................................  10.41-10.52  12/31/05       7,381,992
   7,960   Merisant Company......................................................     9.93      03/31/07       8,003,143
                                                                                                          --------------
                                                                                                              44,273,715
                                                                                                          --------------
           HOME BUILDING (0.7%)
  10,945   Formica Corp. (b).....................................................  10.16-10.56  04/30/06      10,943,453
   9,950   Therma-Tru Holdings, Inc. (b).........................................     10.19     05/09/07       9,946,517
                                                                                                          --------------
                                                                                                              20,889,970
                                                                                                          --------------
           HOME FURNISHINGS (0.2%)
   6,769   Sleepmaster L.L.C. (b)................................................     10.62     12/31/06       6,769,436
                                                                                                          --------------
           HOSPITAL/NURSING MANAGEMENT (3.1%)
   5,928   Columbia - HealthOne, LLC (b).........................................     10.13     06/30/05       5,927,527
   6,904   Community Health Systems, Inc.........................................     9.63      12/31/03       6,835,759
   6,904   Community Health Systems, Inc.........................................     10.13     12/31/04       6,840,109
   5,123   Community Health Systems, Inc.........................................     10.38     12/31/05       5,080,047
   8,064   FHC Health Systems, Inc. (b)..........................................     9.71      04/30/05       8,063,810
   8,065   FHC Health Systems, Inc. (b)..........................................     9.96      04/30/06       8,063,730
   4,150   GEAC/Multicare Co., Inc. (b)..........................................     11.75     09/30/04       3,668,744
   1,376   GEAC/Multicare Co., Inc. (b)..........................................     12.00     06/01/05       1,216,659
   4,268   Genesis Health Ventures, Inc. (b).....................................     10.37     06/01/05       3,772,949
   4,289   Genesis Health Ventures, Inc. (b).....................................     10.12     09/30/04       3,791,544
  17,194   Integrated Health Services,
             Inc. (b) (d)........................................................  11.06-13.25  09/30/04       4,814,250
   9,468   Interim Healthcare, Inc. (b)..........................................     13.50     02/29/04       9,468,201
   3,495   Interim Healthcare, Inc. (b)..........................................     14.00     02/28/05       3,494,893
   3,435   Magellan Health Services,
             Inc. (b)............................................................     10.56     02/12/05       3,435,511
   3,435   Magellan Health Services,
             Inc. (b)............................................................     10.81     02/12/06       3,435,511
   7,938   Ventas Realty, Limited Partnership (b)................................     9.37      12/31/02       7,936,468
   3,969   Ventas Realty, Limited Partnership (b)................................     10.37     12/31/05       3,968,115
                                                                                                          --------------
                                                                                                              89,813,827
                                                                                                          --------------

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PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE       DATE         VALUE
------------------------------------------------------------------------------------------------------------------------
           HOTELS/RESORTS (1.5%)
 $ 5,315   Meristar Hospitality Operating Partnership, L.P.......................     8.63%     01/31/04  $    5,312,085
  12,406   Strategic Hotel Funding, L.L.C........................................     10.37     11/16/04      12,457,984
  10,000   Wyndham International, Inc............................................     11.44     06/30/04      10,004,200
  15,000   Wyndham International, Inc............................................     10.44     06/30/06      14,861,250
                                                                                                          --------------
                                                                                                              42,635,519
                                                                                                          --------------
           INDUSTRIAL MACHINERY (1.5%)
  10,000   Flowserve Corp........................................................     10.25     06/30/08      10,030,000
   9,016   Formax, Inc. (b)......................................................  9.12-11.00   06/30/05       9,012,938
   4,950   Mueller Group, Inc....................................................  10.37-10.47  08/16/06       4,962,375
   4,950   Mueller Group, Inc....................................................  10.62-10.72  08/16/07       4,964,701
   3,990   Mueller Group, Inc. (b)...............................................  10.62-10.68  08/16/07       3,988,864
   9,950   SPX Corp..............................................................     8.94      12/31/06       9,984,228
                                                                                                          --------------
                                                                                                              42,943,106
                                                                                                          --------------
           INDUSTRIAL SPECIALTIES (1.7%)
  11,416   Advanced Glassfiber Yarns,
             LLC (b).............................................................     10.16     09/30/05      11,412,557
   5,428   Jet Plastica Industries, Inc. (b).....................................     9.38      12/31/02       5,428,216
   8,891   Jet Plastica Industries, Inc. (b).....................................     9.88      12/31/04       8,890,185
   1,327   Jet Plastica Industries, Inc. (Revolver) (b)..........................   9.31-9.44   12/31/04       1,327,028
   7,444   Metokote Corp. (b)....................................................  10.38-10.81  11/02/05       7,443,788
  15,645   Panolam Industries International, Inc. and Panolam Industries, Ltd.
             (b).................................................................  9.94-11.75   11/24/06      15,663,556
                                                                                                          --------------
                                                                                                              50,165,330
                                                                                                          --------------
           INSURANCE BROKERS/SERVICES (0.5%)
   7,196   Acordia, Inc. (b).....................................................     9.19      12/31/04       7,195,543
   2,880   Willis North America, Inc.............................................     9.19      11/19/07       2,881,210
   2,880   Willis North America, Inc.............................................     9.44      02/19/08       2,881,210
                                                                                                          --------------
                                                                                                              12,957,963
                                                                                                          --------------
           MEDICAL SPECIALTIES (1.4%)
   2,653   Alaris Medical Systems, Inc. (b)......................................     10.19     11/01/03       2,652,500
   2,653   Alaris Medical Systems, Inc. (b)......................................     10.19     11/01/04       2,652,500
   4,168   Alaris Medical Systems, Inc. (b)......................................     10.19     05/01/05       4,167,958
   6,172   Dade Behring, Inc. (b)................................................   9.56-9.69   06/30/06       6,171,214
   6,172   Dade Behring, Inc. (b)................................................   9.81-9.94   06/30/07       6,171,121
   8,935   Inamed Corp. (b)......................................................     9.69      01/31/05       8,934,612

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                                       68
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MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE       DATE         VALUE
------------------------------------------------------------------------------------------------------------------------
 $ 2,455   Medical Specialties Group,
             Inc. (b)............................................................     10.16%    06/30/01  $    2,453,809
   7,136   Medical Specialties Group,
             Inc. (b)............................................................     10.91     06/30/04       7,134,223
                                                                                                          --------------
                                                                                                              40,337,937
                                                                                                          --------------
           MISCELLANEOUS COMMERCIAL SERVICES (0.3%)
   9,950   Encompass Services Corp. (b)..........................................     9.87      05/10/07       9,949,743
                                                                                                          --------------
           MISCELLANEOUS MANUFACTURING (1.2%)
  10,000   Citation Corp. (b)....................................................     10.44     12/01/07       9,996,400
   2,550   Desa International, Inc. (b)..........................................     9.94      11/26/03       2,549,796
   6,615   Desa International, Inc. (b)..........................................  10.08-12.00  11/26/04       6,614,869
   6,365   Doskocil Manufacturing Co. (b)........................................     10.64     09/30/04       6,363,890
   8,000   Insilco Technologies, Inc. (b)........................................     10.38     08/25/07       7,979,920
                                                                                                          --------------
                                                                                                              33,504,875
                                                                                                          --------------
           MOTOR VEHICLES (0.1%)
   3,366   Asbury Automotive Texas Holdings L.L.C. (b)...........................     10.38     03/31/05       3,365,495
                                                                                                          --------------
           MOVIES/ENTERTAINMENT (1.0%)
   9,472   Panavision, Inc. (b)..................................................  10.16-10.61  03/31/05       9,470,833
  22,147   United Artists Theatre Co. (b)........................................  10.87-12.75  04/21/05      18,669,617
                                                                                                          --------------
                                                                                                              28,140,450
                                                                                                          --------------
           MULTI-SECTOR COMPANIES (1.0%)
  28,000   Mafco Finance Corp. (b)...............................................     11.68     06/15/01      27,799,520
                                                                                                          --------------
           OFFICE EQUIPMENT/SUPPLIES (1.0%)
  14,813   Global Imaging Systems, Inc. (b)......................................     9.87      06/30/06      14,812,204
  17,608   US Office Products Co. (b)............................................     10.13     06/09/06      13,258,458
                                                                                                          --------------
                                                                                                              28,070,662
                                                                                                          --------------
           OILFIELD SERVICES/EQUIPMENT (0.4%)
   9,974   US Synthetic Corp. (b)................................................  10.13-10.18  05/31/05       9,970,051
                                                                                                          --------------
           OIL & GAS PIPELINES (0.2%)
   7,080   Transmontaigne, Inc. (b)..............................................     10.16     06/30/06       7,077,739
                                                                                                          --------------
           OTHER CONSUMER SERVICES (0.5%)
   7,800   PCA International, Inc. (b)...........................................     9.63      08/25/05       7,800,000
   7,823   Volume - Services, Inc. (b)...........................................  10.44-12.25  12/03/06       7,820,109
                                                                                                          --------------
                                                                                                              15,620,109
                                                                                                          --------------
           OTHER METALS/MINERALS (0.6%)
   9,921   Better Minerals & Aggregates Company (b)..............................  10.31-12.00  09/30/07       9,920,657
   7,561   CII Carbon, Inc. (b)..................................................   9.40-9.43   06/25/08       7,558,489
                                                                                                          --------------
                                                                                                              17,479,146
                                                                                                          --------------

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                                       69

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE       DATE         VALUE
------------------------------------------------------------------------------------------------------------------------
           PHARMACEUTICALS: OTHER (0.0%)
 $   972   King Pharmaceuticals, Inc.............................................     10.37%    12/22/06  $      973,017
                                                                                                          --------------
           PRINTING/PUBLISHING (1.8%)
   6,304   Mail-Well I Corp. (b).................................................     9.16      02/22/07       6,301,684
  10,771   The Sheridan Group, Inc. (b)..........................................     9.94      01/30/05      10,770,974
  19,854   Vertis, Inc...........................................................  10.38-10.44  12/07/08      19,852,633
   3,255   Von Hoffman Press, Inc. (b)...........................................     8.91      05/30/04       3,254,381
  10,582   Von Hoffman Press, Inc. (b)...........................................     8.91      05/30/05      10,578,946
                                                                                                          --------------
                                                                                                              50,758,618
                                                                                                          --------------
           PUBLISHING: BOOKS/MAGAZINES (1.5%)
  18,648   Advanstar Communications, Inc.........................................     9.12      04/30/05      18,647,901
   4,929   Advanstar Communications, Inc.........................................     9.62      06/30/07       4,928,994
  10,000   American Media Operations, Inc........................................  10.16-10.49  04/01/07      10,014,500
   9,150   Ziff Davis Media, Inc.................................................     10.26     03/31/07       9,176,561
                                                                                                          --------------
                                                                                                              42,767,956
                                                                                                          --------------
           PUBLISHING: NEWSPAPERS (0.9%)
   4,875   21st Century Newspapers, Inc. (b).....................................     9.25      09/15/05       4,874,903
  17,500   Hollinger International Publishing, Inc. (b)..........................     9.81      12/31/04      17,499,825
   3,433   Hollinger International Publishing, Inc. (b)..........................     9.75      09/30/05       3,439,067
                                                                                                          --------------
                                                                                                              25,813,795
                                                                                                          --------------
           PULP & PAPER (1.1%)
   7,511   Alabama Pine Pulp Co., Inc. (b).......................................     10.62     06/30/03       7,135,259
   3,679   Alabama Pine Pulp Co.,
             Inc. (b) (e)........................................................     10.62     06/30/05       1,246,515
   4,927   Alabama Pine Pulp Co.,
             Inc. (b) (e)........................................................     10.75     12/31/08         203,474
   7,786   Alabama River Newsprint Co. (Participation: Toronto Dominion Bank) (b)
             (c).................................................................   8.69-8.75   12/31/02       7,521,078
   6,340   Crown Paper Co. (Revolver) (b)........................................     13.00     08/22/02       6,340,045
   8,082   Crown Paper Co. (b)...................................................     10.50     08/22/03       8,081,536
                                                                                                          --------------
                                                                                                              30,527,907
                                                                                                          --------------
           RECREATIONAL PRODUCTS/TOYS (0.8%)
   7,187   Ritvik Toys, Inc. (b).................................................     10.19     02/08/03       7,184,591
   7,187   Ritvik Toys, Inc. (b).................................................     10.69     02/08/04       7,184,447
     365   Spalding Holdings Corp. (b)...........................................     9.21      09/30/03         364,919
   4,007   Spalding Holdings Corp. (Revolver) (b)................................  9.21-11.00   09/30/03       4,007,327
   1,828   Spalding Holdings Corp. (b)...........................................     9.71      09/30/04       1,827,678
   1,828   Spalding Holdings Corp. (b)...........................................     10.21     09/30/05       1,827,641

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                                       70

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE       DATE         VALUE
------------------------------------------------------------------------------------------------------------------------
 $ 1,052   Spalding Holdings Corp. (b)...........................................     10.71%    03/30/06  $    1,052,218
                                                                                                          --------------
                                                                                                              23,448,821
                                                                                                          --------------
           RESTAURANTS (0.1%)
   4,101   Captain D's Inc.......................................................     10.62     12/31/01       4,018,110
                                                                                                          --------------
           RETAIL-SPECIALTY (0.8%)
   7,434   CSK Auto, Inc.........................................................     8.44      10/31/03       7,425,827
   8,702   HMV Media Group PLC (b)...............................................     9.41      02/25/06       8,699,006
   5,998   HMV Media Group PLC (b)...............................................     10.23     08/25/06       5,997,840
                                                                                                          --------------
                                                                                                              22,122,673
                                                                                                          --------------
           SEMICONDUCTORS (1.5%)
   6,275   Semiconductor Components Industries, LLC..............................     10.19     08/04/06       6,324,434
  16,758   Semiconductor Components Industries, LLC..............................  9.69-10.44   08/04/07      16,831,729
  20,000   Viasystems, Inc.......................................................   9.64-9.66   03/31/07      19,980,000
                                                                                                          --------------
                                                                                                              43,136,163
                                                                                                          --------------
           SERVICES TO THE HEALTH INDUSTRY (2.1%)
  11,194   Alliance Imaging, Inc.................................................     9.94      11/02/07      11,072,799
  13,806   Alliance Imaging, Inc.................................................     10.19     11/02/08      13,656,451
  19,367   Quest Diagnostics, Inc................................................  9.69-10.48   06/15/06      19,430,475
  17,261   Unilab Corp. (b)......................................................     10.56     11/23/06      17,259,105
                                                                                                          --------------
                                                                                                              61,418,830
                                                                                                          --------------
           SPECIALTY INSURANCE (0.2%)
   2,450   BRW Acquisition, Inc. (b).............................................     9.19      07/10/06       2,449,682
   2,450   BRW Acquisition, Inc. (b).............................................     9.44      07/10/07       2,449,608
                                                                                                          --------------
                                                                                                               4,899,290
                                                                                                          --------------
           SPECIALTY STORES (1.0%)
   4,850   Caribbean Petroleum, LP (b)...........................................     10.14     09/30/05       4,848,351
   3,269   Cumberland Farms, Inc. (Participation Merrill Lynch & Co., Inc.) (b)
             (c).................................................................     11.00     12/31/00       3,268,491
   7,453   Petro Stopping Centers, L.P. (b)......................................     9.66      07/23/06       7,450,889
  12,227   The Pantry, Inc.......................................................     10.13     01/31/06      12,227,346
   1,519   The Pantry, Inc.......................................................     10.38     07/31/06       1,519,440
                                                                                                          --------------
                                                                                                              29,314,517
                                                                                                          --------------
           STEEL (0.9%)
  12,181   ISPAT Inland, L.P.....................................................     8.87      07/16/05      12,180,529
  12,243   ISPAT Inland, L.P.....................................................     9.37      07/16/06      12,243,189
                                                                                                          --------------
                                                                                                              24,423,718
                                                                                                          --------------

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                                       71

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE       DATE         VALUE
------------------------------------------------------------------------------------------------------------------------
           TELECOMMUNICATION EQUIPMENT (2.4%)
 $15,000   American Tower, L.P., American Towers, Inc. and ATC
             Teleports, Inc......................................................     9.98%     12/31/07  $   15,095,400
   4,214   Channel Master, Inc. (b)..............................................  9.14-11.00   10/10/05       4,213,768
   7,000   Crown Castle Operating Co.............................................     9.38      03/15/08       7,022,820
  21,000   Pinnacle Towers, Inc. (b).............................................     9.41      06/30/07      20,991,810
  21,674   Superior Telecom, Inc.................................................     10.44     11/27/05      21,521,315
                                                                                                          --------------
                                                                                                              68,845,113
                                                                                                          --------------
           TELECOMMUNICATIONS (6.8%)
  22,000   360network holdings (USA) inc.........................................     13.00     12/31/07      21,890,000
  10,526   Alaska Communications Systems Holdings, Inc...........................     9.63      11/14/07      10,521,053
   9,474   Alaska Communications Systems Holdings, Inc...........................     9.88      05/14/08       9,468,947
   7,406   Davel Financing Co., LLC (b)..........................................     10.87     06/23/05       1,185,000
   7,452   Fairpoint Communications, Inc.........................................   9.25-9.44   03/31/06       7,451,688
   9,750   Fairpoint Communications, Inc.........................................  9.69-11.25   03/31/07       9,750,137
  20,000   Global Crossing Holdings, Ltd.........................................     9.38      06/30/06      20,135,800
  25,000   KMC Telecom, Inc. (b).................................................     12.00     07/01/07      24,998,000
  10,000   Level 3 Communications, Inc. (b)......................................     10.48     01/15/08      10,034,400
  20,000   McleodUSA Inc.........................................................     9.63      05/30/08      20,045,400
  17,000   XO Communications, Inc................................................     9.94      06/30/07      16,962,770
   4,058   Teligent, Inc. (b)....................................................     9.51      06/30/06       4,058,174
  10,000   Teligent, Inc. (b)....................................................     9.57      06/30/06       9,998,300
  30,000   WCI Capital Corp......................................................     11.43     09/30/07      29,236,400
                                                                                                          --------------
                                                                                                             195,736,069
                                                                                                          --------------
           TEXTILES (1.0%)
   7,960   Globe Manufacturing, Inc. (b).........................................     12.25     07/31/06       6,161,040
   4,198   Joan Fabrics Corp.....................................................     9.44      06/30/05       4,196,918
   2,174   Joan Fabrics Corp.....................................................     9.44      06/30/06       2,173,888
  10,802   Polymer Group, Inc. (b)...............................................     10.13     12/20/05      10,802,331
   4,000   Polymer Group, Inc. (b)...............................................     10.38     12/30/06       3,999,960
                                                                                                          --------------
                                                                                                              27,334,137
                                                                                                          --------------
           TRANSPORTATION (0.7%)
   9,925   Allied Worldwide, Inc. (b)............................................     10.64     11/18/07       9,923,214
   5,244   Quality Distribution, Inc. (b)........................................     8.91      08/28/05       5,244,089
   4,484   Quality Distribution, Inc. (b)........................................     9.14      02/28/06       4,481,628
                                                                                                          --------------
                                                                                                              19,648,931
                                                                                                          --------------
           WIRELESS COMMUNICATIONS (6.1%)
  13,547   Arch Paging, Inc. (b).................................................     13.63     06/30/06      13,545,609
  15,000   Cook Inlet/VoiceStream Operating Company, LLC.........................     10.63     12/31/08      15,157,500

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON     MATURITY
THOUSANDS                                                                             RATE       DATE         VALUE
------------------------------------------------------------------------------------------------------------------------
 $22,500   Nextel Finance Co.....................................................     10.13%    06/30/08  $   22,695,975
  22,500   Nextel Finance Co.....................................................     10.31     12/31/08      22,695,975
  15,000   Nextel Partners Operating Corp........................................     11.41     01/29/08      14,872,350
  10,000   Nextel Partners Operating Corp........................................     11.22     07/29/08      10,041,700
  10,355   Powertel PCS, Inc. (b)................................................     9.69      12/31/08      10,352,948
  13,805   Powertel PCS, Inc. (Participation:
             Goldman Sachs & Co.) (c) (b)........................................     9.69      12/31/08      13,804,906
  15,000   VoiceStream PCS Holding L.L.C. & Omnipoint Finance, LLC...............     9.66      02/25/09      14,963,700
  25,000   VoiceStream PCS Holding L.L.C. & Omnipoint Finance, LLC...............     9.64      06/30/09      24,870,750
  12,500   Western Wireless Corp.................................................   9.38-9.44   09/30/08      12,552,500
                                                                                                          --------------
                                                                                                             175,553,913
                                                                                                          --------------

           TOTAL SENIOR COLLATERALIZED TERM LOANS
           (COST $2,523,383,252)........................................................................   2,477,544,228
                                                                                                          --------------
           SENIOR NOTES (b) (f) (0.3%)
           APPAREL/FOOTWEAR (0.0%)
   1,613   London Fog Industries,
             Inc.................................................................     10.00     02/27/03         629,121
                                                                                                          --------------
           CABLE/SATELLITE TV (0.3%)
   9,563   Supercanal Holdings S.A. (Argentina)..................................     11.25     10/12/02       7,880,297
                                                                                                          --------------

           TOTAL SENIOR NOTES
           (COST $11,452,484)...........................................................................       8,509,418
                                                                                                          --------------

NUMBER OF
 SHARES
---------
           COMMON STOCKS (g) (0.1%)
           APPAREL/FOOTWEAR (0.0%)
 129,050   London Fog Industries, Inc. (Restricted).................................................        --
                                                                                                      --------------
           AUTOMOTIVE AFTERMARKET (0.0%)
 100,632   Safelite Glass Corp. (b).................................................................          58,636
   6,793   Safelite Realty Corp. (b)................................................................           3,958
                                                                                                      --------------
                                                                                                              62,594
                                                                                                      --------------
           DATA PROCESSING SERVICES (0.1%)
 186,430   DecisionOne Corp. (b)....................................................................       1,414,286
                                                                                                      --------------

           TOTAL COMMON STOCKS
           (COST $3,735,788)........................................................................       1,476,880
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED

NUMBER OF                                                                                             EXPIRATION
WARRANTS                                                                                                 DATE         VALUE
--------------------------------------------------------------------------------------------------------------------------------
           WARRANT (b) (g) (0.0%)
           APPAREL/FOOTWEAR
   7,931   London Fog Industries, Inc. (Restricted) (Cost $1,722,237)...............................   02/27/05         --
                                                                                                                  --------------

PRINCIPAL
AMOUNT IN                                                                                      COUPON  MATURITY
THOUSANDS                                                                                       RATE     DATE
---------                                                                                      ------  --------
           SHORT-TERM INVESTMENTS (13.0%)
           COMMERCIAL PAPER (h) (12.4%)
           FINANCE -- AUTOMOTIVE (6.0%)
$ 40,000   Ford Motor Credit Co..............................................................   6.49%  10/05/00  $   39,963,944
  52,000   Ford Motor Credit Co. (i).........................................................   6.51   10/12/00      51,887,160
  20,000   General Motors Acceptance Corp....................................................   6.00   10/02/00      19,993,333
  60,000   General Motors Acceptance Corp....................................................   6.48   10/04/00      59,956,800
                                                                                                                 --------------
                                                                                                                    171,801,237
                                                                                                                 --------------
           FINANCE -- CONSUMER (4.2%)
 102,000   American Express Credit Corp......................................................   6.50   10/03/00     101,944,750
  18,000   American Express Credit Corp......................................................   6.56   10/06/00      17,980,320
                                                                                                                 --------------
                                                                                                                    119,925,070
                                                                                                                 --------------
           FINANCIAL PUBLISHING/SERVICES (2.2%)
  65,000   General Electric Capital Corp.....................................................   6.49   10/04/00      64,953,128
                                                                                                                 --------------

           TOTAL COMMERCIAL PAPER
           (COST $356,743,598).................................................................................     356,679,435
                                                                                                                 --------------

           REPURCHASE AGREEMENT (0.6%)
  18,718   The Bank of New York (dated 09/29/00; proceeds $18,727,472) (j)
             (COST $18,717,723)..............................................................   6.25   10/02/00      18,717,723
                                                                                                                 --------------

           TOTAL SHORT-TERM INVESTMENTS
           (COST $375,461,321).................................................................................     375,397,158
                                                                                                                 --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 2000, CONTINUED


                                                                                                                 VALUE
---------------------------------------------------------------------------------------------------------------------------

TOTAL INVESTMENTS
(COST $2,915,755,082) (k)...............................................................   99.3%  $ 2,862,927,684

OTHER ASSETS IN EXCESS OF LIABILITIES...................................................    0.7        21,401,930
                                                                                          -----   ---------------

NET ASSETS..............................................................................  100.0%  $ 2,884,329,614
                                                                                          -----   ---------------
                                                                                          -----   ---------------

---------------------

(a) Floating rate securities. Interest rates shown are those in effect at September 30, 2000.
(b) Valued using fair value procedures -- total aggregate value is $1,395,330,385.
(c) Participation interests were acquired through the financial institutions indicated parenthetically.
(d)  Non-income producing security; loan in default.
(e)  Payment-in-kind security.
(f)  Non-income producing security; note in default.
(g)  Non-income producing securities.
(h) Purchased on a discount basis. The interest rate shown has been adjusted to reflect a money market equivalent yield.
(i) A portion of this security is segregated in connection with unfunded loan commitments.
(j) Collateralized by $18,753,171 Federal Home Loan Mortgage Corp. 7.00% due 02/15/03 valued at $19,092,078.
(k) The aggregate cost for federal income tax purposes approximates the aggregate cost for book purposes. The aggregate gross unrealized appreciation is $5,376,816 and the aggregate gross unrealized depreciation is $58,204,214, resulting in net unrealized depreciation of $52,827,398.

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
SEPTEMBER 30, 2000

ASSETS:
Investments in securities, at value (cost $2,915,755,082)...    $2,862,927,684
Cash........................................................         2,699,955
Receivable for:
    Interest................................................        24,803,642
    Shares of beneficial interest sold......................         5,410,414
    Investments sold........................................           124,478
Prepaid expenses and other assets...........................         1,066,150
                                                                --------------

     TOTAL ASSETS...........................................     2,897,032,323
                                                                --------------

LIABILITIES:
Payable for:
    Investment advisory fee.................................         2,002,816
    Dividends to shareholders...............................         1,371,494
    Administration fee......................................           593,862
Accrued expenses and other payables.........................           433,401
Deferred loan fees..........................................         8,301,136
Commitments and contingencies (Note 6)......................          --
                                                                --------------

     TOTAL LIABILITIES......................................        12,702,709
                                                                --------------

     NET ASSETS.............................................    $2,884,329,614
                                                                ==============

COMPOSITION OF NET ASSETS:
Paid-in-capital.............................................    $2,948,052,125
Net unrealized depreciation.................................       (52,827,398)
Accumulated undistributed net investment income.............         2,777,873
Accumulated net realized loss...............................       (13,672,986)
                                                                --------------

     NET ASSETS.............................................    $2,884,329,614
                                                                ==============

NET ASSET VALUE PER SHARE,
  296,722,545 SHARES OUTSTANDING (UNLIMITED SHARES
  AUTHORIZED OF $.01 PAR VALUE).............................             $9.72
                                                                ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2000

NET INVESTMENT INCOME

INCOME
Interest....................................................    $251,170,051
Facility, amendment and other loan fees.....................       5,646,808
Other.......................................................         155,899
                                                                ------------

     TOTAL INCOME...........................................     256,972,758
                                                                ------------

EXPENSES
Investment advisory fee.....................................      22,919,576
Administration fee..........................................       6,771,743
Transfer agent fees and expenses............................       1,049,805
Professional fees...........................................         896,208
Registration fees...........................................         368,280
Shareholder reports and notices.............................         357,746
Facility fees...............................................         162,005
Custodian fees..............................................         126,096
Trustees' fees and expenses.................................          17,197
Other.......................................................         193,717
                                                                ------------

     TOTAL EXPENSES.........................................      32,862,373

Less: expense offset........................................        (122,585)
                                                                ------------

     NET EXPENSES...........................................      32,739,788
                                                                ------------

     NET INVESTMENT INCOME..................................     224,232,970
                                                                ------------

NET REALIZED AND UNREALIZED LOSS:
Net realized loss...........................................      (5,523,905)
Net change in unrealized depreciation.......................     (38,361,789)
                                                                ------------

     NET LOSS...............................................     (43,885,694)
                                                                ------------

NET INCREASE................................................    $180,347,276
                                                                ============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CHANGES IN NET ASSETS

                                                     FOR THE YEAR         FOR THE YEAR
                                                        ENDED                ENDED
                                                  SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
-----------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
Net investment income.........................      $  224,232,970       $  161,147,785
Net realized gain (loss)......................          (5,523,905)           1,067,708
Net change in unrealized depreciation.........         (38,361,789)         (13,449,451)
                                                    --------------       --------------

     NET INCREASE.............................         180,347,276          148,766,042

Dividends from net investment income..........        (221,847,859)        (159,065,743)
Net increase from transactions in shares of
  beneficial interest.........................         411,871,174          527,549,296
                                                    --------------       --------------

     NET INCREASE.............................         370,370,591          517,249,595

NET ASSETS:
Beginning of period...........................       2,513,959,023        1,996,709,428
                                                    --------------       --------------

     END OF PERIOD
    (INCLUDING UNDISTRIBUTED NET INVESTMENT
    INCOME OF $2,777,873 AND $704,520,
    RESPECTIVELY).............................      $2,884,329,614       $2,513,959,023
                                                    ==============       ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 2000

INCREASE (DECREASE) IN CASH:

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net investment income.......................................    $   224,232,970
Adjustments to reconcile net investment income to net cash
  provided by operating activities:
Increase in receivables and other assets related to
  operations................................................         (7,779,372)
Increase in payables related to operations..................            451,183
Net loan fees received......................................          6,014,732
Amortization of loan fees...................................         (5,646,808)
Accretion of discounts......................................           (214,480)
                                                                ---------------

     NET CASH PROVIDED BY OPERATING ACTIVITIES..............        217,058,225
                                                                ---------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchases of investments....................................     (1,220,677,158)
Principal repayments/sales of investments...................      1,088,204,725
Net sales/maturities of short-term investments..............       (275,511,011)
                                                                ---------------

     NET CASH USED FOR INVESTING ACTIVITIES.................       (407,983,444)
                                                                ---------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Shares of beneficial interest sold..........................        594,981,844
Shares tendered.............................................       (280,275,046)
Dividends from net investment income (net of reinvested
  dividends of $96,880,027).................................       (124,816,712)
                                                                ---------------

     NET CASH PROVIDED BY FINANCING ACTIVITIES..............        189,890,086
                                                                ---------------

NET DECREASE IN CASH........................................         (1,035,133)

CASH BALANCE AT BEGINNING OF YEAR...........................          3,735,088
                                                                ---------------

CASH BALANCE AT END OF YEAR.................................    $     2,699,955
                                                                ===============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2000

1. ORGANIZATION AND ACCOUNTING POLICIES

Morgan Stanley Dean Witter Prime Income Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

The following is a summary of significant accounting policies:

A. VALUATION OF INVESTMENTS -- (1) Certain senior collateralized loans ("Senior Loans") are valued based on quotations received from an independent pricing service; (2) all other Senior Loans are valued at their fair value in accordance with procedures established in good faith by the Trustees. Under the procedures adopted by the Trustees, interests in Senior Loans are priced using a matrix which takes into account the relationship between current interest rates and interest rates payable on each Senior Loan, as well as the total number of days in each interest period and the period remaining until the next interest rate determination or maturity of the Senior Loan. Adjustments in the matrix-determined price of a Senior Loan will be made in the event of a default on a Senior Loan or a significant change in the creditworthiness of the borrower of the Senior Loan. The fair values determined in accordance with these procedures may differ significantly from the market values that would have been used had a ready market for these Senior Loans existed; (3) portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (4) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees; and (5) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2000, CONTINUED

B. ACCOUNTING FOR INVESTMENTS -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a facility fee, which is a fee paid to lenders upon origination of a Senior Loan and/or a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust amortizes the facility fee and accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. SENIOR LOANS -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

D. FEDERAL INCOME TAX STATUS -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

E. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS -- The Trust records dividends and distributions to its shareholders on the record date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for tax purposes are reported as distributions of paid-in-capital.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2000, CONTINUED

2. INVESTMENT ADVISORY/ADMINISTRATION AGREEMENTS

Pursuant to an Investment Advisory Agreement with Morgan Stanley Dean Witter Advisors Inc. (the "Investment Advisor"), the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million; 0.85% to the portion of the daily net assets exceeding $500 million but not exceeding
$1.5 billion; 0.825% to the portion of daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; and 0.80% to the portion of daily net assets exceeding $2.5 billion, but not exceeding $3 billion. Effective May 1, 2000, the Agreement was amended to reduce the annual rate to 0.775% of the portion of daily net assets in excess of $3 billion.

Pursuant to an Administration Agreement with Morgan Stanley Dean Witter Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

3. SECURITY TRANSACTIONS AND TRANSACTIONS WITH AFFILIATES

The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the year ended September 30, 2000 aggregated $1,220,677,158 and $1,087,893,769, respectively.

Shares of the Trust are distributed by Morgan Stanley Dean Witter Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the year ended September 30, 2000, the Investment Advisor has informed the Trust that it received approximately $3,361,000 in early withdrawal charges.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2000, CONTINUED

Morgan Stanley Dean Witter Trust FSB, an affiliate of the Investment Advisor, Administrator and Distributor, is the Trust's transfer agent. At September 30, 2000, the Trust had transfer agent fees and expenses payable of approximately $1,900.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 2000 included in Trustees' fees and expenses in the Statement of Operations amounted to $5,863. At September 30, 2000, the Trust had an accrued pension liability of $52,664 which is included in accrued expenses in the Statement of Assets and Liabilities.

4. FEDERAL INCOME TAX STATUS

During the year ended September 30, 2000, the Trust utilized approximately $63,000 of its net capital loss carryover. At September 30, 2000, the Trust had a net capital loss carryover of approximately $7,660,000 which will be available through September 30, 2007 to offset future capital gains to the extent provided by regulations.

Capital losses incurred after October 31 ("post-October" losses) within the taxable year are deemed to arise on the first business day of the Trust's next taxable year. The Trust incurred and will elect to defer net capital loss of approximately $5,362,000 during fiscal 2000.

As of September 30, 2000, the Trust had temporary book/tax differences primarily attributable to post-October losses and tax adjustments on revolver loans held by the Trust and permanent book/tax differences attributable to revolver loans sold by the Trust. To reflect reclassifications arising from the permanent differences, accumulated undistributed net investment income was charged and accumulated net realized loss was credited $311,758.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2000, CONTINUED

5. SHARES OF BENEFICIAL INTEREST

Transactions in shares of beneficial interest were as follows:

                                                                SHARES          AMOUNT
                                                              -----------   --------------
Balance, September 30, 1998.................................  201,526,077   $2,008,631,657
Shares sold.................................................   65,236,515      645,727,385
Shares issued to shareholders for reinvestment of
 dividends..................................................    7,070,460       69,946,361
Shares tendered (four quarterly tender offers)..............  (19,019,056)    (188,124,450)
                                                              -----------   --------------
Balance, September 30, 1999.................................  254,813,996    2,536,180,953
Shares sold.................................................   60,576,915      595,266,193
Shares issued to shareholders for reinvestment of
 dividends..................................................    9,863,237       96,880,027
Shares tendered (four quarterly tender offers)..............  (28,531,603)    (280,275,046)
                                                              -----------   --------------
Balance, September 30, 2000.................................  296,722,545   $2,948,052,127
                                                              ===========   ==============

On October 26, 2000, the Trustees approved a tender offer to purchase up to 20 million shares of beneficial interest to commence on November 15, 2000.

6. COMMITMENTS AND CONTINGENCIES

As of September 30, 2000, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                               UNFUNDED
BORROWER                                                      COMMITMENT
--------                                                      -----------
Arena Brands, Inc...........................................  $   664,583
Aurora Foods, Inc...........................................      126,752
Bridge Information Systems, Inc.............................      417,437
Crown Paper Co..............................................      413,042
Jet Plastica Industries, Inc................................    1,375,633
Nassau Broadcasting Partners I, LLC (Term C)................    2,800,000
Spalding Holdings Corp......................................    1,842,353
Teligent, Inc. (Multi-Draw).................................    2,608,696
Teligent, Inc. (Revolver)...................................    3,333,333
World Kitchen Consumer Products, Inc........................       20,727
                                                              -----------
                                                              $13,602,556
                                                              ===========

The total value of securities segregated for unfunded loan commitments was $19,956,600.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                           FOR THE YEAR ENDED SEPTEMBER 30,
                             ------------------------------------------------------------
                                2000         1999         1998         1997        1996
-----------------------------------------------------------------------------------------
SELECTED PER SHARE DATA:

Net asset value, beginning
 of period.................  $     9.87   $     9.91   $     9.95   $     9.94   $   9.99
                             ----------   ----------   ----------   ----------   --------

Income (loss) from
 investment operations:
   Net investment income...        0.82         0.70         0.71         0.75       0.74
   Net realized and
   unrealized gain
   (loss)..................       (0.16)       (0.05)       (0.03)      --          (0.04)
                             ----------   ----------   ----------   ----------   --------

Total income from
 investment operations.....        0.66         0.65         0.68         0.75       0.70
                             ----------   ----------   ----------   ----------   --------

Less dividends and
 distributions from:
   Net investment income...       (0.81)       (0.69)       (0.72)       (0.74)     (0.75)
   Net realized gain.......      --           --           --           --          --
                             ----------   ----------   ----------   ----------   --------

Total dividends and
 distributions.............       (0.81)       (0.69)       (0.72)       (0.74)     (0.75)
                             ----------   ----------   ----------   ----------   --------

Net asset value, end of
 period....................  $     9.72   $     9.87   $     9.91   $     9.95   $   9.94
                             ==========   ==========   ==========   ==========   ========

TOTAL RETURN+..............        6.87%        6.72%        7.14%        7.78%      7.25%

RATIOS TO AVERAGE NET
ASSETS:
Expenses...................        1.21%        1.22%        1.29%        1.40%      1.46%

Net investment income......        8.26%        7.02%        7.17%        7.53%      7.50%

SUPPLEMENTAL DATA:
Net assets, end of period,
 in thousands..............  $2,884,330   $2,513,959   $1,996,709   $1,344,603   $939,471

Portfolio turnover rate....          45%          44%          68%          86%        72%

                                       FOR THE YEAR ENDED SEPTEMBER 30,
                             ----------------------------------------------------
                               1995       1994       1993       1992       1991
---------------------------  ----------------------------------------------------
SELECTED PER SHARE DATA:
Net asset value, beginning
 of period.................  $  10.00   $   9.91   $   9.99   $  10.00   $  10.00
                             --------   --------   --------   --------   --------
Income (loss) from
 investment operations:
   Net investment income...      0.82       0.62       0.55       0.62       0.84
   Net realized and
   unrealized gain
   (loss)..................      0.01       0.09      (0.08)     (0.01)     --
                             --------   --------   --------   --------   --------
Total income from
 investment operations.....      0.83       0.71       0.47       0.61       0.84
                             --------   --------   --------   --------   --------
Less dividends and
 distributions from:
   Net investment income...     (0.81)     (0.62)     (0.55)     (0.62)     (0.84)
   Net realized gain.......     (0.03)     --         --         --         --
                             --------   --------   --------   --------   --------
Total dividends and
 distributions.............     (0.84)     (0.62)     (0.55)     (0.62)     (0.84)
                             --------   --------   --------   --------   --------
Net asset value, end of
 period....................  $   9.99   $  10.00   $   9.91   $   9.99   $  10.00
                             ========   ========   ========   ========   ========
TOTAL RETURN+..............      8.57%      7.32%      4.85%      6.23%      8.77%
RATIOS TO AVERAGE NET
ASSETS:
Expenses...................      1.52%      1.60%      1.45%      1.47%      1.52%
Net investment income......      8.11%      6.14%      5.53%      6.14%      8.23%
SUPPLEMENTAL DATA:
Net assets, end of period,
 in thousands..............  $521,361   $305,034   $311,479   $413,497   $479,941
Portfolio turnover rate....       102%       147%        92%        46%        42%

---------------------

  + Does not reflect the deduction of sales charge. Calculated based on the net asset value as of the last business day of the period.
       Dividends and distributions are assumed to be reinvested at the prices obtained under the Trust's dividend reinvestment plan.

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
INDEPENDENT AUDITORS' REPORT

TO THE SHAREHOLDERS AND BOARD OF TRUSTEES OF
MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST:

We have audited the accompanying statement of assets and liabilities of Morgan Stanley Dean Witter Prime Income Trust (the "Trust"), including the portfolio of investments, as of September 30, 2000, and the related statements of operations and cash flows, changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended September 30, 1999 and the financial highlights for each of the respective periods ended September 30, 1999 were audited by other independent accountants whose report, dated November 15, 1999, expressed an unqualified opinion on that statement and the financial highlights.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2000, by correspondence with the custodian and selling or agent banks. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Prime Income Trust as of September 30, 2000, the results of its operations, its cash flows, the changes in its net assets, and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
NEW YORK, NEW YORK
NOVEMBER 13, 2000

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
CHANGE IN INDEPENDENT ACCOUNTANTS

On July 1, 2000 PrincewaterhouseCoopers LLP resigned as independent accountants of the Trust.

The reports of PricewaterhouseCoopers LLP in the financial statements of the Trust for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and through July 1, 2000 there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

The Trust, with the approval of its Board of Trustees and its Audit Committee, engaged Deloitte & Touche LLP as its new independent accountants as of July 1, 2000.